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                   FOURTH AMENDMENT DATED AS OF JUNE 27, 1999
                            TO AMEND AND RESTATE THE
                  AMENDED AND RESTATED SECURED CREDIT AGREEMENT



                                   Dated as of



                                September 3, 1998



                                      Among



                            PALEX, INC., AS BORROWER

                                       AND

                            THE LENDERS PARTY HERETO

                                       AND

                     BANK ONE, TEXAS, NATIONAL ASSOCIATION,
                             AS ADMINISTRATIVE AGENT




--------------------------------------------------------------------------------

                            TABLE OF CONTENTS                               Page
                                                                            ----

SECTION 1.        DEFINITIONS; INTERPRETATION.................................1
         Section 1.1       Definitions........................................1
         Section 1.2       Interpretation....................................12

SECTION 2.        THE CREDIT FACILITY........................................12
         Section 2.1       Loans.............................................12
         Section 2.2       Letters of Credit.................................12
         Section 2.3       Types of Loans and Minimum Borrowing Amounts......16
         Section 2.4       Manner of Borrowing...............................17
         Section 2.5       Interest Periods..................................18
         Section 2.6       Interest Payments.................................19
         Section 2.7       Default Rates.....................................19
         Section 2.8       Maturity of Loans.................................21
         Section 2.9       Optional Prepayments..............................21
         Section 2.10      Mandatory Prepayments of Loans....................21
         Section 2.11      The Note..........................................21
         Section 2.12      Breakage Fees.....................................22
         Section 2.13      Commitment Terminations...........................22

SECTION 3.        FEES AND PAYMENTS..........................................23
         Section 3.1       Fees..............................................23
         Section 3.2       Place and Application of Payments.................24
         Section 3.3       Withholding Taxes.................................24

SECTION 4.        CONDITIONS PRECEDENT.......................................26
         Section 4.1       Conditions Precedent to Initial Borrowing.........26
         Section 4.2       Conditions Precedent to all Borrowings............27

SECTION 5.        REPRESENTATIONS AND WARRANTIES.............................29
         Section 5.1       Organization......................................29
         Section 5.2       Power and Authority; Validity.....................29
         Section 5.3       No Violation......................................29
         Section 5.4       Litigation........................................30
         Section 5.5       Use of Proceeds; Margin Regulations...............30
         Section 5.6       Investment Company Act............................30
         Section 5.7       Public Utility Holding Company Act................30
         Section 5.8       True and Complete Disclosure......................30
         Section 5.9       Financial Statements..............................31
         Section 5.10      No Material Adverse ..............................31
         Section 5.11      Labor Controversies...............................31
         Section 5.12      Taxes.............................................31
         Section 5.13      ERISA.............................................31
         Section 5.14      Consents..........................................31
         Section 5.15      Capitalization....................................32
         Section 5.16      Ownership of Property.............................32
         Section 5.17      Compliance with Statutes..........................32
         Section 5.18      Environmental Matters.............................32

                                       i
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                            TABLE OF CONTENTS                               Page
                                                                            ----

         Section 5.19      Year 2000 Compliance..............................33
         Section 5.20      Existing Liens and Indebtedness...................33

SECTION 6.        COVENANTS..................................................33
         Section 6.1       Corporate Existence...............................34
         Section 6.2       Maintenance.......................................34
         Section 6.3       Taxes.............................................34
         Section 6.4       ERISA.............................................34
         Section 6.5       Insurance.........................................34
         Section 6.6       Financial Reports and Other Information...........35
         Section 6.7       Lenders Inspection Rights.........................37
         Section 6.8       Conduct of Business...............................37
         Section 6.9       New Subsidiaries..................................37
         Section 6.10      Dividends and Negative Pledges....................38
         Section 6.11      Restrictions on Fundamental Changes...............38
         Section 6.12      Environmental Laws................................39
         Section 6.13      Liens.............................................39
         Section 6.14      Indebtedness......................................40
         Section 6.15      Loans, Advances and Investments...................41
         Section 6.16      Transfer of Assets................................42
         Section 6.17      Transactions with Affiliates......................42
         Section 6.18      Compliance with Laws..............................42
         Section 6.19      Credit Exposure...................................43
         Section 6.20      Minimum Consolidated Net Worth....................43
         Section 6.21      Minimum Fixed Charge Coverage Ratio...............43
         Section 6.22      Maximum Funded Debt to EBITDA Ratio...............43
         Section 6.23      Maximum Senior Debt to EBITDA Ratio...............43

SECTION 7.        EVENTS OF DEFAULT AND REMEDIES.............................43
         Section 7.1       Events of Default.................................43
         Section 7.2       Non-Bankruptcy Defaults...........................45
         Section 7.3       Bankruptcy Defaults...............................46
         Section 7.4       Collateral for Undrawn Letters of Credit..........46
         Section 7.5       Notice of Default.................................47

SECTION 8.        CHANGE IN CIRCUMSTANCES....................................47
         Section 8.1       Change of Law.....................................47
         Section 8.2       Unavailability of Deposits or Inability to
                             Ascertain LIBOR Rate............................47
         Section 8.3       Increased Cost and Reduced Return.................48
         Section 8.4       Lending Offices...................................49
         Section 8.5       Discretion of Lender as to Manner of Funding......49

SECTION 9.        THE AGENT..................................................49
         Section 9.1       Appointment and Authorization of Agent............50
         Section 9.2       Rights and Powers.................................50
         Section 9.3       Action by Agent...................................50
         Section 9.4       Consultation with Experts.........................50
         Section 9.5       Indemnification Provisions........................50

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                            TABLE OF CONTENTS                               Page
                                                                            ----

         Section 9.6       Indemnity.........................................51
         Section 9.7       Resignation of Agent and Successor Agent..........52

SECTION 10.       MISCELLANEOUS..............................................52
         Section 10.1      No Waiver of Rights...............................52
         Section 10.2      Non-Business Day..................................52
         Section 10.3      Documentary Taxes.................................52
         Section 10.4      Survival of Representations.......................52
         Section 10.5      Survival of Indemnities...........................53
         Section 10.6      Setoff............................................53
         Section 10.7      Notices...........................................53
         Section 10.8      Counterparts......................................54
         Section 10.9      Successors and Assigns............................54
         Section 10.10     Sales and Transfers of Borrowings and Notes;
                             Participations in Borrowings and Notes..........57
         Section 10.12     Headings..........................................57
         Section 10.13     Legal Fees, Other Costs and Indemnification.......57
         Section 10.14     Governing Law; Arbitration; Submission to
                             Jurisdiction; Waiver of Jury Trial..............58
         Section 10.15     Confidentiality...................................60
         Section 10.16     Severability......................................61
         Section 10.17     Change in Accounting Principles or Tax Laws.......61
         Section 10.18     Loans Under Prior Credit Agreement................61
         Section 10.19     Effectiveness.....................................61
         Section 10.20     Notice............................................62



EXHIBITS
--------

Exhibit 2.2A      Form of Borrowing Request
Exhibit 2.2B      Form of Application
Exhibit 2.11      Form of Note
Exhibit 4.1A      Form of Subsidiary Guaranty
Exhibit 4.1B      Form of Stock Pledge Agreement
Exhibit 4.1C      Form of Financial Condition Certificate
Exhibit 4.1D      Form of Security Agreement
Exhibit 6.6       Form of Compliance Certificate
Exhibit 10.10     Form of Assignment Agreement


SCHEDULES
---------

Schedule 5.1      List of Subsidiaries
Schedule 5.4      List of Litigation
Schedule 5.20     List of Existing Liens and Indebtedness
Schedule 6.13     List of Permitted Liens and Indebtedness

        FOURTH AMENDMENT DATED AS OF JUNE 27, 1999 TO AMEND AND RESTATE THE AMENDED AND RESTATED SECURED CREDIT AGREEMENT dated as of September 3, 1998, between PalEx, Inc., a Delaware corporation (the "Borrower"), Ridge Pallets, Inc., a Florida corporation (a "Borrower" for purposes of Section 2.2(c) hereof), Bank One, Texas, National Association ("Bank One"), National City Bank, Wells Fargo Bank, Comerica Bank, Paribas f/k/a Banque Paribas, and the other lenders from time to time parties hereto (each a "Lender" and collectively, the "Lenders"), and Bank One as administrative agent for the Lenders (in such capacity, the "Agent").

                                  WITNESSETH:

         WHEREAS, the Borrower, certain of the Lenders and the Agent have previously entered into that certain Amended and Restated Secured Credit Agreement dated as of September 3, 1998 (the "Credit Agreement"); and

         WHEREAS, certain of the parties to the Credit Agreement desire to amend and restate such agreement in its entirety as provided in this Fourth Amendment;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.        DEFINITIONS; INTERPRETATION.

         Section 1.1 Definitions. Unless otherwise defined herein, the following terms shall have the following meanings:

         "Acquisition" means a direct or indirect purchase by the Borrower or any of its Subsidiaries after the Effective Date hereof for cash, stock, subordinated convertible notes or other securities or other property, whether in one or more related transactions, of all or substantially all of the assets or voting securities or other equity interests of a Person or a business unit, division or group of a Person.

         "Adjusted LIBOR Rate" means, for any Borrowing of LIBOR Loans, a rate per annum determined in accordance with the following formula:

                                                LIBOR Rate
          Adjusted LIBOR Rate  =  ------------------------------------
                                  1.00 - Eurodollar Reserve Percentage


         "Affiliate" means, for any Person, (i) any other Person that directly or indirectly through one or more intermediaries controls, or is under common control with, or is controlled by, such Person, and (ii) any other Person owning beneficially or controlling ten percent (10%) or more of the equity interests in such Person. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities or other equity interests, by contract or otherwise).

         "Agent" means Bank One acting in its capacity as administrative agent for the Lenders, and any successor agent appointed hereunder pursuant to Section 9.7.

         "Agreement" means this Secured Credit Agreement, as amended, restated or supplemented from time to time.

         "Applicable Margin" means (i) for Base Rate Loans, 0.50%, and (ii) for LIBOR Loans, 2.75%. The Applicable Margin for Base Rate Loans and for LIBOR Loans , as applicable, shall be increased by 0.50% at the end of each calendar quarter commencing March 31, 1999, and quarterly thereafter.

         "Application" means an application for a Letter of Credit as defined in
Section 2.2(c).

         "Arranger" means Bank One Capital Markets.

         "Assignment Agreement" means an agreement in substantially the form of
Exhibit 10.10 whereby a Lender conveys part or all of its Commitments, Loans and participations in Letters of Credit to another Person that thereupon becomes a Lender, or that increases its Commitments, outstanding Loans and outstanding participations in Letters of Credit pursuant to Section 10.10.

         "Base Rate" means, for any day, the higher of (i) the fluctuating commercial loan rate announced by the Agent from time to time as its base rate for Dollar loans in the United States of America in effect on such day (which base rate may not be the lowest rate charged by the Agent on loans to any of its customers), or (ii) the Federal Funds Rate plus one-half of one percent (0.5%) per annum, with any change in the Base Rate resulting from a change in such rate to be effective on the date of the relevant change.

         "Base Rate Loan" means a Loan bearing interest prior to maturity at the Base Rate plus the Applicable Margin.

         "Borrower" means PalEx, Inc., a Delaware corporation, and for purposes of Section 2.2(b), Ridge Pallets.

         "Borrowing" means any extension of credit made by the Lenders or the Agent, as the case may be, by way of Loans or Letters of Credit, including any Borrowings advanced, continued or converted. A Borrowing is "advanced" on the day the Lenders or the Agent, as the case may be, advances funds comprising such Borrowing to the Borrower or a Letter of Credit is issued, is "continued" (in the case of LIBOR Loans) on the date a new Interest Period commences for such Borrowing and is "converted" when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to Section 2.4(a).

         "Borrowing Request" means a request for a Borrowing as defined in
Section 2.2(c).

         "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Houston, Texas, and, if the applicable Business Day relates to the advance or continuation of, conversion into or payment on a LIBOR Loan, on which banks are dealing in Dollar deposits in the interbank eurocurrency market in London, England.

         "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP.

         "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition; (ii) U.S. Dollar denominated time deposits and certificates of deposit maturing within one (1) year from the date of acquisition thereof with any Lender or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's; (iii) LIBOR denominated time deposits and certificates of deposit maturing within six (6) months from the date of acquisition thereof with any Lender or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's; (iv) commercial paper or Eurocommercial paper with a rating of at least A-1 from S&P or P-1 from Moody's, with maturities of not more than twelve (12) months from the date of acquisition; (v) repurchase obligations entered into with any Lender or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's, which are secured by a fully perfected security interest in any obligation of the type described in (i) above and has a market value of the time such repurchase is entered into of not less than 100% of the repurchase obligation of such Lender or such other Person thereunder;
(vi) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; and
(vii) money market funds which have at least $1,000,000,000 in assets and which invest primarily in securities of the types described in clauses (i) through
(vi) above.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means all property and assets of the Borrower and its Subsidiaries in which the Agent is granted a Lien for the benefit of the Lenders.

         "Collateral Account" means the cash collateral account for outstanding undrawn Letters of Credit as defined in Section 7.4(b).

         "Commitment" means, relative to any Lender, such Lender's obligation to make Loans and to participate in Letters of Credit issued pursuant to Sections
2.1 and 2.2 in the percentage set forth opposite its signature hereto or pursuant to the provisions of Section 10.10, as such commitment may be reduced from time to time pursuant to this Agreement.

         "Commitment Amount" means an amount equal to $150,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

         "Commitment Termination Date" means the earliest of (i) the Maturity Date; (ii) the date on which the Commitments are terminated in full or reduced to zero pursuant to Section 2.13; or (iii) the occurrence of any Event of Default described in Section 7.1(f) or (g) with respect to the Borrower or the occurrence and continuance of any other Event of Default and either (x) the declaration of the Loans to be due and payable pursuant to Section 7.2, or (y) in the absence of such declaration, the giving of written notice by the Agent, acting at the direction of the Majority Lenders, to the Borrower pursuant to
Section 7.2 that the Commitments have been terminated.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit 6.6.

         "Consolidated Interest Expense" means, for any period, total interest expense of the Borrower and its Subsidiaries on a consolidated basis for such period in connection with Indebtedness, determined in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the net income (or loss), after provision for taxes, of the Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP.

         "Consolidated Net Worth" means, as of any date of determination, the Borrower's consolidated stockholders equity determined in accordance with GAAP.

         "Credit Documents" means this Agreement, the Notes, the Subsidiary Guaranties, the Stock Pledge Agreements, the Security Agreements, the Mortgages, the Applications, the Borrowing Requests and any other documents or instruments executed by the Borrower or any of the Guarantors in connection with this Agreement.

         "Current Liabilities" means, as of any date of determination, the sum of all current liabilities (including, without duplication, the aggregate face amount of all undrawn Letters of Credit but excluding all other contingent obligations) calculated on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP.

         "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "Dollar" and "U.S. Dollar" and the sign "$" means lawful money of the United States of America.

         "EBITDA" means, for any period, on a historic four fiscal quarter rolling basis, the sum of (i) Consolidated Net Income plus each of the following to the extent actually added or deducted in determining Consolidated Net Income
(a) Consolidated Interest Expense, (b) provisions for taxes based on income or revenues, (c) up to $9,000,000 in extraordinary, unusual or non-recurring gains or losses for the trailing four fiscal quarters through June 30, 1999, and any extraordinary, unusual or non-recurring gains (but not losses) thereafter, plus
(d) the amount of all depreciation and amortization expense actually deducted in determining Consolidated Net Income, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP. Upon the consummation of any Acquisition, EBITDA shall be adjusted to include the historical financial results of the acquired business (on a trailing four fiscal quarter pro forma basis consistent with SEC regulations and practices).

         "Effective Date" means the date this Agreement becomes effective as defined in Section 10.19.

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violations, investigations or proceedings relating to any Environmental Law ("Claims") or any permit issued under any Environmental Law, including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or safety in relation to the environment.

         "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment relating to (i) the environment, (ii) health or safety in relation to the environment or (iii) Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Eurodollar Reserve Percentage" means, with respect to each Interest Period for a LIBOR Loan, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto), for determining the maximum reserve requirements (including, without limitation, any supplemental, marginal and emergency reserves) applicable to "Eurocurrency Liabilities" pursuant to Regulation D of the Board of Governors of the Federal Reserve System or any other then applicable regulation of the

Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

         "Event of Default" means any of the events or circumstances specified in Section 7.1.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next Business Day, provided that (A) if such day is not a Business Day, the rate on such transactions on the immediately preceding Business Day as so published on the next Business Day shall apply, and (B) if no such rate is published on such next Business Day, the rate for such day shall be the average of the offered rates quoted to the Agent by two (2) federal funds brokers of recognized standing on such day for such transactions as selected by the Agent.

         "Fee Letter" means that certain letter agreement dated August 10, 1998, by and between the Agent, the Arranger and the Borrower.

         "Fixed Charge Coverage Ratio" means, for any period, on a historic four fiscal quarter rolling basis, the ratio of (i) the sum of, without duplication,
(a) EBITDA, minus (b) cash taxes, minus (c) all cash expenditures (which have not been financed) for fixed or capital assets which in accordance with GAAP would be classified as capital expenditures, minus (d) all cash dividends, distributions or payments made in respect of the capital stock of the Borrower to the extent permitted hereunder; to (ii) the sum of, without duplication, (a) the portion of Funded Debt due and payable within one (1) year of the date of determination (including an amount equal to 1/7th of any outstanding balance of the Loans, but excluding the remaining outstanding balance of the Loans, even if such balance is due within one (1) year), plus (b) Consolidated Interest Expense for the four fiscal quarters then ended, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP. Upon the consummation of any Acquisition, the Fixed Charge Coverage Ratio shall be determined including the historical financial results of the acquired business (on a trailing four fiscal quarter pro forma basis, consistent with SEC regulations) and practices.

         "Funded Debt" means, as of any date of determination, the sum, without duplication, of the following for the Borrower and its Subsidiaries: (i) Indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or similar instruments, and purchase money obligations which in accordance with GAAP would be shown on the consolidated balance sheet of the Borrower as a liability, (ii) all contingent and uncontingent reimbursement obligations relative to the face amount of all drawn and undrawn letters of credit issued for the account of the Borrower or any of its Subsidiaries, and (iii) all Capitalized Lease Obligations.

         "Funded Debt to EBITDA Ratio" means, for any period, the ratio of (i) Funded Debt, to (ii) EBITDA.

         "GAAP" means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession.

         "Guarantor" means each domestic Subsidiary of the Borrower listed on
Schedule 5.1 and any other domestic Subsidiary of the Borrower required to become a Guarantor pursuant to Section 6.9.

         "Guaranty" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guarantying or in effect guarantying any Indebtedness, dividend or other obligation (including, without limitation, obligations in connection with sales of any property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation, or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness or obligations of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, in each case primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iii) to lease property or to purchase securities or other property or services of the primary obligor primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the amount that would apply if such obligation were the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of the Guaranty.

         "Hazardous Material" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall include any substance defined as "hazardous" or "toxic" or words used in place thereof under any Environmental Law applicable to the Borrower or any of its Subsidiaries.

         "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or the Reimbursement Obligations, or under laws applicable to the Agent or any of the Lenders, which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loans or the Reimbursement Obligations are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans or the Reimbursement Obligations, as applicable.

         "Indebtedness" means, for any Person, the following obligations of such Person, without duplication: (i) obligations of such Person for borrowed money;
(ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided; (iii) obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person or reimbursement obligations or other obligations with respect to letters of credit issued for such Person's account or letters of credit issued pursuant to such Person's application therefor; (iv) obligations of other Persons, whether or not assumed, secured by Liens upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property's fair market value; (v) Capitalized Lease Obligations of such Person;
(vi) obligations under hedge, swap, exchange, forward, future, collar or cap arrangements, fixed price agreements and all other agreements or arrangements designed to protect against fluctuations in interest rates, commodity prices, and currency exchange rates; and (vii) obligations of such Person pursuant to a Guaranty of any of the foregoing of another Person. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to which such Person is a party, to the extent such Indebtedness has recourse to such Person.

         "Indemnified Taxes" shall have the meaning ascribed to such term in
Section 3.3.

         "Initial Borrowing Date" means the date on which all conditions precedent set forth herein to the initial Borrowings are satisfied or waived in writing and the initial Borrowing hereunder occurs.

         "Interest Payment Date" means (i) for a Base Rate Loan, the last Business Day of each calendar quarter such Loan is outstanding commencing September 30, 1998, and (ii) for a LIBOR Loan, the last Business Day of each Interest Period for such Loan and, during any Interest Period of six (6) months, the next Business Day occurring three (3) months after the commencement of such Interest Period.

         "Interest Period" means the period commencing on the date that a Borrowing of LIBOR Loans is advanced, continued or created by conversion and, subject to Section 2.5, ending on the date one (1), two (2), three (3) or six
(6) months thereafter as selected by the Borrower pursuant to the terms of this Agreement.

         "Interest Rate Protection Agreement" means any hedge, swap, exchange, forward, future collar or cap arrangements, fixed price agreements or other agreements or arrangements designed to protect against fluctuations in interest rates.

         "Investments" shall have the meaning ascribed to such term in Section 6.15.

         "L/C Commitments" means, relative to any Lender, such Lender's obligation to participate in Letters of Credit pursuant to Section 2.2 in the percentage set forth opposite its signature hereto or pursuant to Section 10.10, as such commitments may be reduced from time to time pursuant to the terms of this Agreement.

         "L/C Commitment Amount" means $10,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

         "L/C Documents" means this Agreement, the Letters of Credit and any Borrowing Requests and Applications with respect thereto and any draft or other document presented in connection with a drawing thereunder.

         "L/C Obligations" means the undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations with respect to Letters of Credit.

         "Lenders" is defined in the preamble.

         "Lending Office" means the branch, office or affiliate of a Lender specified on the appropriate signature page hereof or designated pursuant to Sections 8.4 or 10.10.

         "Letter of Credit" means any of the letters of credit issued by the Agent on behalf of the Lenders for the account of the Borrower pursuant to
Section 2.2(a) or (b).

         "LIBOR Loan" means a Loan bearing interest prior to maturity at the Adjusted LIBOR Rate plus the Applicable Margin.

         "LIBOR Rate" means, relative to any Interest Period for each LIBOR Loan comprising part of the same Borrowing, a rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%), equal to the arithmetic average of the quotation by the Agent of the rate of interest per annum at which deposits in Dollars in immediately available and freely transferable funds are offered to the Agent two (2) Business Days before the commencement of such Interest Period by major banks in the London interbank market as at or about 10:00 a.m. (New York, New York time) for a period approximately equal to such Interest Period and in an amount equal or comparable to the aggregate principal amount of the LIBOR Loan to which such Interest Period relates scheduled to be made, continued or converted pursuant to the terms hereof, as applicable, as part of such Borrowing.

         "Lien" means any interest in any property or asset in favor of a Person other than the owner of the property or asset and securing an obligation owed to such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

         "Loan" means the revolving loans by the Lenders described in Section
2.1 outstanding as a Base Rate Loan or a LIBOR Loan, each of which is a "type" of Loan hereunder.

         "Majority Lenders" means, at any time, the Lenders then holding in the aggregate one hundred percent (100%) of the aggregate of the Commitments, or if the Commitments have terminated pursuant to the terms hereof, the aggregate Obligations. The percentage set forth opposite each Lender's name in the line "Percentage" on the signature page hereto reflects the initial voting percentage of each Lender hereunder on the Effective Date.

         "Material Adverse Effect" means an effect that results in a material adverse change since June 28, 1998, in (i) the business, properties, assets, financial condition or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole, or (ii) in the ability of the Borrower or any of the Guarantors to perform its Obligations under the Credit Documents to which it is a party.

         "Maturity Date" means December 31, 1999.

         "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

         "Mortgages" means each mortgage or deed of trust (including an assignment of leases and rents) of the Borrower and any of its Subsidiaries in form and substance reasonably satisfactory to the Agent granting the Lenders a Lien upon any interest it has in real property, as amended, restated or supplemented from time to time.

         "Notes" means the revolving promissory notes of the Borrower as defined in Section 2.11.

         "Obligations" means all joint and several obligations of the Borrower and the Guarantors to pay fees, costs and expenses hereunder, to pay principal or interest on Loans and Reimbursement Obligations and to pay any other obligations to the Agent or the Lenders arising under or in relation to any Credit Document.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "Percentage" means, for each Lender, the percentage of the Commitments represented by such Lender's Commitment; provided that, if the Commitments are terminated, each Lender's Percentage shall be calculated based on its Commitment in effect immediately before such termination, subject to any assignments by such Lender of Obligations pursuant to Section 10.10.

         "Permitted Business" means any business described in Section 6.8.

         "Permitted Liens" means the Liens described in Section 6.13.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

         "Plan" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by the Borrower or any of its Subsidiaries, or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any of its Subsidiaries is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made or had an obligation to make contributions.

         "Private Subordinated Debt Issue" means a private issuance of subordinated debt securities of the Borrower in an aggregate principal amount of up to $50,000,000, the terms of which debt securities are (i) typical of those contained in a public subordinated debt issue by companies of the type, size and condition (financial and otherwise) as the Borrower, and (ii) approved by the Majority Lenders in their sole discretion in advance of the offering thereof by the Borrower.

         "Public Subordinated Debt Issue" means a public issuance of subordinated debt securities of the Borrower (including any issuance of subordinated debt securities pursuant to Rule 144(a)) in an aggregate principal amount of at least $150,000,000, the terms of which debt securities are approved in advance of the offering thereof by the Majority Lenders in their sole discretion."

         "Reimbursement Obligation" means the obligations of the Borrower to reimburse the Agent, for the benefit of the Lenders, for each drawing under a Letter of Credit as described in Section 2.2(c).

         "Ridge Pallets" means Ridge Pallets, Inc., a Florida corporation.

         "S&P" means Standard & Poor's Rating Group or any successor thereto.

         "Security Agreements" means each Security Agreement of the Borrower and any of its Subsidiaries in substantially the form of Exhibit 4.1D, as amended, restated or supplemented from time to time.

         "Senior Debt" means, as of the date of any determination, the outstanding Indebtedness under the Credit Documents.

         "Senior Debt to EBITDA Ratio" means the ratio of (i) Senior Debt to
(ii) EBITDA.

         "Stock Pledge Agreements" means each Stock Pledge Agreement of the Borrower and any Subsidiary of the Borrower which owns a Subsidiary in substantially the form of Exhibit 4.1B.

         "Subsidiary" means, for any Person, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors of such corporation, any managers of such limited liability company or similar governing body (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, as applicable, or by one or more of its Subsidiaries.

         "Subsidiary Guaranty" means each Guaranty of the Subsidiary Guarantors in substantially the form of Exhibit 4.1A.

         "Taxes" shall have the meaning ascribed to such term in Section 5.12.

         "Unfunded Vested Liabilities" means, for any Plan at any time, the amount by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any of its Subsidiaries to the PBGC or such Plan.

         Section 1.2 Interpretation. The foregoing definitions shall be equally applicable to the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Houston, Texas time unless otherwise specifically provided.

SECTION 2.        THE CREDIT FACILITY.

         Section 2.1 Loans. Subject to the terms and conditions hereof, each Lender severally and not jointly agrees to make one or more loans (each a " Loan") to the Borrower from time to time before the Commitment Termination Date on a revolving basis in an aggregate amount not to exceed at any time outstanding an amount equal to its Percentage of the Commitment Amount (for each Lender, its "Commitment"), subject to any reductions thereof pursuant to the terms of this Agreement. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, (i) the aggregate principal amount of the Loans of all Lenders and L/C Obligations outstanding of the Borrower would thereby exceed the Commitment Amount then in effect; or (ii) the aggregate principal amount of all Loans of such Lender and its participating interest in all L/C Obligations would thereby exceed the Percentage of such Lender of the Commitment Amount then in effect. Each Borrowing of Loans shall be made ratably from the Lenders in proportion to their respective Percentages. Loans may be repaid, in whole or in part, and all or any portion of the principal amount thereof reborrowed, before the Commitment Termination Date, subject to the terms and conditions hereof."

         Section 2.2      Letters of Credit.

         (a) Issuance of Letters of Credit. Subject to the terms and conditions hereof, the Agent agrees to issue, from time to time prior to the Commitment Termination Date, at the request of the Borrower and on behalf of the Lenders and in reliance on their obligations under this Section 2.2, one or more letters of credit (each a "Letter of Credit") for the Borrower's account; provided that the Agent shall have no obligation to issue a Letter of Credit if, after the issuance thereof, (i) the outstanding Loans and L/C Obligations would thereby exceed the Commitment Amount then in effect, (ii) the outstanding L/C Obligations would thereby exceed the L/C Commitment Amount then in effect, or
(iii) the issuance of such Letter of Credit would violate any legal or regulatory restriction then applicable to the Agent or any Lender as notified by such Lender to the Agent before the date of issuance of such Letter of Credit.

         (b) Ridge Pallets Letter of Credit. Bank One has issued at the request of the Borrower and Ridge Pallets an irrevocable standby letter of credit (the "Ridge Pallets Letter of Credit") for the account of Ridge Pallets and for the benefit of Credit Commercial de France, New York Branch (the "Facing Bank") in the amount of $641,500 in connection with the Economic Development Revenue Bonds, Series 1989-B (Ridge Pallets, Inc. Project) in the principal amount of $950,000 issued by the South Carolina Jobs-Economic Development Authority (the "Bonds"). Ridge Pallets hereby irrevocably and unconditionally agrees to reimburse the Agent, for the benefit of the Lenders, for each payment or disbursement made by the Agent to settle its obligations under any draft drawn under the Ridge Pallets Letter of Credit (the "Ridge Pallets Reimbursement Obligation") within two (2) Business Days from when such draft is paid as provided in Section 2.2(d). For the limited purpose of the Ridge Pallets Letter of Credit and the Ridge Pallets Reimbursement Obligation, Ridge Pallet shall be a co-borrower under this Agreement, and each of Ridge Pallets and the Borrower hereby agrees to be jointly and severally liable for the Ridge Pallets Reimbursement Obligation. The stated amount of the Ridge Pallets Letter of Credit shall be included in the use of the Commitment Amount, the Ridge Pallets Letter of Credit shall be for all purposes a Letter of Credit under this Agreement and the Ridge Pallets Reimbursement Obligation shall be for all purposes a Reimbursement Obligation under this Agreement. The Ridge Pallets Reimbursement Obligation shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever (other than the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Agent), all as provided in Section 2.2(d)(ii). Ridge Pallets agree to maintain the Facing Letter of Credit and Reimbursement Agreement dated as of December 1, 1989, between Ridge Pallets and the Facing Bank (the "Facing Letter of Credit Agreement") in effect at all times during the period prior to the expiry date of the Ridge Pallets Letter of Credit, as it may be extended from time to time, and Ridge Pallets agrees to not make any amendment to or modification of the Facing Letter of Credit Agreement or the Letter of Credit issued by the Facing Bank on behalf of Ridge Pallets without the written consent of the Agent. The repayment of the Ridge Pallets Reimbursement Obligation shall not be secured by any of the Collateral or receive the benefits of any of the Stock Pledge Agreements.

         (c) Issuance Procedure. To request that the Agent issue a Letter of Credit, the Borrower shall deliver to the Agent (with a duplicate copy to an operations employee of the Agent as designated by the Agent from time to time) a duly executed Borrowing Request in the form of Exhibit 2.2A (each a "Borrowing Request"), together with a duly executed application for the relevant Letter of Credit substantially in the form of Exhibit 2.2B (each an "Application"), or such other computerized issuance or application procedure, instituted from time to time by the Agent and agreed to by the Borrower, completed to the reasonable satisfaction of the Agent, and such other documentation and information as the Agent may reasonably request. In the event of any irreconcilable difference or inconsistency between this Agreement and an Application, the provisions of this Agreement shall govern. Upon receipt of a properly completed and executed Borrowing Request and Application and any other reasonably requested documents or information at least three (3) Business Days prior to any requested issuance date, the Agent will process such Borrowing Request and Application in accordance with its customary procedures and issue the requested Letter of Credit on the requested issuance date. The Borrower may cancel any requested issuance of a Letter of Credit prior to the issuance thereof. The Agent will notify each Lender of the amount and expiration date of each Letter of Credit it issues promptly upon issuance thereof. Each Letter of Credit (except for up to $2,000,000 in aggregate face amounts of Letters of Credit) shall have an expiration date no later than one (1) year from the date of issuance thereof, provided that in no event shall a Letter of Credit (except for $3,000,000 in aggregate face amounts of Letters of Credit which may have expiration dates after the Maturity Date but prior to December 31, 2000) have an expiration date later than four (4) Business Days before the Maturity Date. If the Agent issues any Letters of Credit with expiration dates that automatically extend unless the Agent gives notice that the expiration date will not so extend, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be later than four (4) Business Days before the Maturity Date,
(ii) the Commitment Termination Date shall have occurred, (iii) an Event of Default has occurred and is continuing, or (iv) the Agent is so directed by the Borrower. The Agent agrees to issue amendments to any Letter of Credit increasing its amount, or extending its expiration date, at the request of the Borrower subject to the conditions precedent for all Loans of Section 4.2 and the other terms and conditions of this Section 2.2.

         (d) The Borrower's Reimbursement Obligations.

                  (i) The Borrower hereby irrevocably and unconditionally agrees to reimburse the Agent, for the benefit of the Lenders, for each payment or disbursement made by the Agent to settle its obligations under any draft drawn under a Letter of Credit (each, a "Reimbursement Obligation") within two (2) Business Days from when such draft is paid with either funds not borrowed hereunder or with a Borrowing subject to
         Section 2.4 and the other terms and conditions contained in this Agreement. The Reimbursement Obligation shall bear interest (which the Borrower hereby promises to pay) from and after the date such draft is paid until (but excluding the date) the Reimbursement Obligation is paid at the lesser of the Highest Lawful Rate or the Base Rate plus the Applicable Margin so long as the Reimbursement Obligation shall not be past due, and thereafter at the default rate per annum as set forth in
         Section 2.7(c), whether or not the Maturity Date shall have occurred. If any such payment or disbursement is reimbursed to the Agent on the date such payment or disbursement is made by the Agent, interest shall be paid on the reimbursable amount for one (1) day. The Agent shall give the Borrower notice of any drawing on a Letter of Credit within one (1) Business Day after such drawing is paid.

                  (ii) The Borrower agrees for the benefit of the Agent and each Lender that, notwithstanding any provision of any Application, the obligations of the Borrower under this Section 2.2(d) and each applicable Application shall be absolute, unconditional and irrevocable (subject to Section 2.2(c)) and shall be performed strictly in accordance with the terms of this Agreement and each applicable Application under all circumstances whatsoever INCLUDING, BUT NOT LIMITED TO, ANY DEFENSE BASED UPON THE AGENT'S OR ANY LENDER'S OWN SIMPLE OR CONTRIBUTORY

         NEGLIGENCE (other than the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender), including, without limitation, the following circumstances (subject in all cases to the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender):

                          (1) any lack of validity or enforceability of any of
                  the L/C Documents;

                          (2) any amendment or waiver of or any consent to
                  depart from all or any of the provisions of any of the L/C Documents;

                          (3) the existence of any claim, setoff, defense or
                  other right the Borrower or any Subsidiary may have at any time against a beneficiary of a Letter of Credit (or any Person for whom a beneficiary may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, another L/C Document or any unrelated transaction;

                          (4) any statement or any other document presented
                  under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that the Agent's determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Agent;

                          (5) payment by the Agent under a Letter of Credit
                  against presentation to the Agent of a draft or certificate that does not comply with the terms of the Letter of Credit, provided that the Agent's determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Agent; or

                          (6) any other act or omission to act or delay of any
                  kind by the Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.2(d), constitute a legal or equitable discharge of the Borrower's obligations hereunder or under any L/C Document, provided that such act or omission of the Agent did not constitute gross negligence or willful misconduct of the Agent or any Lender.

         (e) The Participating Interests. Each Lender severally and not jointly agrees to purchase from the Agent, and the Agent hereby agrees to sell to each Lender, an undivided percentage participating interest, to the extent of its Percentage, in each Letter of Credit (including the Ridge Pallets Letter of Credit and all other outstanding Letters of Credit issued by the Agent) issued by, and Reimbursement Obligation owed to, the Agent in connection with a Letter of Credit. Upon any failure by the Borrower to pay any Reimbursement Obligation in connection with a Letter of Credit at the time required in Sections 2.2(d) and 2.4(c), or if the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment by the Borrower of any Reimbursement Obligation in connection with a Letter of Credit, the Agent shall promptly give notice of same to each Lender, and the Agent shall have the right to require each Lender to fund its participation in such Reimbursement Obligation. Each Lender (except the Agent to the extent it is also a Lender) shall pay to the Agent an amount equal to each Lender's Percentage of such unpaid or recaptured Reimbursement Obligation not later than the Business Day it receives notice from the Agent to such effect, if such notice is received before 2:00 p.m., or not later than the following Business Day if such notice is received after such time. If a Lender fails to pay timely such amount to the Agent, it shall also pay to the Agent interest on such amount accrued from the date payment of such amount was made by the Agent to the date of such payment by the Lender at a rate per annum equal to the Federal Funds Rate in effect for each such day, and only after such payment shall such Lender be entitled to receive its Percentage of each payment received on the relevant Reimbursement Obligation and of interest paid thereon. If any such Lender fails to pay such amount to the Agent, any payments made by the Borrower with respect to the relevant Reimbursement Obligation shall first be applied by the Agent to the unfunded participation in such Reimbursement Obligation before any other Lenders receive any payments or proceeds. The Agent will thereafter pay each Lender its Percentage of each payment received by it relating to that for which such Lender has funded its Percentage, from the date of funding. THE SEVERAL OBLIGATIONS OF THE LENDERS TO THE AGENT UNDER THIS SECTION 2.2(E) SHALL BE ABSOLUTE, IRREVOCABLE AND UNCONDITIONAL UNDER ANY AND ALL CIRCUMSTANCES WHATSOEVER AND SHALL NOT BE SUBJECT TO ANY SETOFF, COUNTERCLAIM OR DEFENSE TO PAYMENT ANY LENDER MAY HAVE OR HAVE HAD AGAINST THE BORROWER, THE AGENT, ANY OTHER LENDER OR ANY OTHER PERSON WHATSOEVER INCLUDING, BUT NOT LIMITED TO, ANY DEFENSE BASED ON THE FAILURE OF THE DEMAND FOR PAYMENT UNDER THE LETTER OF CREDIT TO CONFORM TO THE TERMS OF SUCH LETTER OF CREDIT OR THE LEGALITY, VALIDITY, REGULARITY OR ENFORCEABILITY OF SUCH LETTER OF CREDIT AND INCLUDING, BUT NOT LIMITED TO, THOSE RESULTING FROM THE AGENT'S OWN SIMPLE OR CONTRIBUTORY NEGLIGENCE. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any subsequent reduction or termination of any Commitment of a Lender, and each payment by a Lender under Section 2.2 shall be made without any offset, abatement, withholding or reduction whatsoever.

         Section 2.3 Types of Loans and Minimum Borrowing Amounts. Borrowings of Loans may be outstanding as either Base Rate Loans or LIBOR Loans, as selected by the Borrower pursuant to Section 2.4. All Borrowings of LIBOR Loans advanced on the Initial Borrowing Date shall be advanced as Base Rate Loans unless the requisite notice for a LIBOR Loan has been given pursuant to
Section 2.4(a) and indemnification has been provided to the Lenders in connection therewith. Each Borrowing of Base Rate Loans shall be in an amount of not less than $500,000 and each Borrowing of LIBOR Loans shall be in an amount of not less than $1,000,000.

         Section 2.4      Manner of Borrowing.

         (a) Notice to the Agent. Subject to the limitations in Section 2.3, the Borrower shall give notice to the Agent by no later than 11:00 a.m. at least three (3) Business Days before the date on which the Borrower requests the Lenders or the Agent, as applicable, to advance a Borrowing of LIBOR Loans and on the date the Borrower requests the Lenders or the Agent, as applicable, to advance a Borrowing of Base Rate Loans pursuant to a duly executed Borrowing Request, and the Agent shall promptly give the Lenders notice thereof.

         (b) Selection of Interest Periods. The Borrower may select multiple Interest Periods for the Loans constituting any particular Borrowing, provided that at no time shall the number of different Interest Periods for outstanding LIBOR Loans exceed five (5). The Loans included in each Borrowing shall bear interest initially at the type of rate specified in the Borrowing Request with respect thereto. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to
Section 2.3's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of LIBOR Loans, the Borrower may continue part or all of such Borrowing as LIBOR Loans for an Interest Period specified by the Borrower or convert part or all of such Borrowing into Base Rate Loans on the last day of the Interest Period applicable thereto, or the Borrower may earlier convert part or all of such Borrowing into Base Rate Loans so long as it pays the breakage fees and funding losses provided in Section 2.12 and all interest accrued on such Borrowing, and (ii) if such Borrowing is of Base Rate Loans, the Borrower may convert all or part of such Borrowing into LIBOR Loans for an Interest Period specified by the Borrower on any Business Day. Notices of the continuation of a Borrowing of LIBOR Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of LIBOR Loans into Base Rate Loans or of Base Rate Loans into LIBOR Loans must be given by no later than 11:00 a.m. at least three (3) Business Days before the date of the requested continuation or conversion. The Borrower shall give such notices concerning the advance, continuation, or conversion of a Borrowing by telephone or facsimile (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) pursuant to a Borrowing Request which shall specify the date of the requested advance, continuation or conversion (which shall be a Business Day), the amount of the requested Borrowing, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of LIBOR Loans, the Interest Period applicable thereto. The Borrower agrees that the Agent and each Lender may rely on any such telephonic or facsimile notice given by any person it in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation and that, if any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent or any Lender has acted in reliance thereon.

         (c) Borrower's Failure to Notify. If the Borrower fails to give notice pursuant to Section 2.4(a) or (b) of (i) the continuation or conversion of any outstanding principal amount of a Borrowing of LIBOR Loans or of (ii) a Borrowing of Loans to pay outstanding Reimbursement Obligations, as applicable, and has not notified the Agent by 11:00 a.m. at least three (3) Business Days before the last day of the Interest Period for such Borrowing of LIBOR Loans or the day such Reimbursement Obligation becomes due that it intends to repay such Borrowing or such

Reimbursement Obligation with funds not borrowed hereunder, the Borrower shall be deemed to have requested, (x) the continuation of such Borrowing as a LIBOR Loan with an Interest Period of one (1) month, or (y) the advance of a new Borrowing of Base Rate Loans on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be deemed to have been funded on such day to pay the Reimbursement Obligation then due, in each case so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing but otherwise disregarding the conditions to a Borrowing set forth in Section 4.2. Upon the occurrence and during the continuance of any Event of Default, (i) each LIBOR Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan and (ii) the obligation of the Lenders to make, continue or convert Loans into LIBOR Loans shall be suspended.

         (d) Funding and Disbursement of Loans. Not later than 1:00 p.m. on the date of any requested advance of a new Borrowing of Loans, each Lender, subject to all other provisions hereof, shall make available its Loan comprising its ratable share of such Borrowing in funds immediately available in Houston, Texas for the benefit of the Agent and according to the disbursement instructions of the Agent. The Agent shall make the proceeds of each such Borrowing, available in immediately available funds to the Borrower on the date of any requested advance of a new Borrowing by 2:00 p.m. No Lender shall be responsible to the Borrower for any failure by another Lender to fund its portion of a Borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of a Borrowing.

         (e) Agent Reliance on Lender Funding. Unless the Agent shall have been notified by a Lender before the date on which such Lender is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Agent may assume that such Lender has made such payment when due and in reliance upon such assumption may (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Agent, such Lender shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Lender together with interest thereon for each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Agent at a rate per annum equal to the interest rate attributable to the relevant Loan. If such amount is not received from such Lender by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan.

         Section 2.5      Interest Periods.  As provided in Section 2.4(a) and
(b), at the time of each request for the advance or continuation of, or conversion into, a Borrowing of LIBOR Loans, the Borrower shall select an Interest Period applicable to such LIBOR Loans from among the available options subject to the limitations in Section 2.4(a); provided, however, that:

                  (i) the Borrower may not select an Interest Period for a Borrowing of LIBOR Loans that extends beyond the Maturity Date;

                  (ii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall either be (i) extended to the next succeeding Business Day, or (ii) reduced to the immediately preceding Business Day if the next succeeding Business Day is in the next calendar month; and

                  (iii) for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no such numerically corresponding day in the month in which an Interest Period is to end or if such Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

         Section 2.6      Interest Payments.

         (a) Base Rate Loans. Each Base Rate Loan shall bear interest (computed on the basis of a 365/366-day year and actual days elapsed, excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a LIBOR Loan in accordance with Section 2.4(b) hereof, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of the Base Rate from time to time in effect plus the Applicable Margin, payable in arrears on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a LIBOR Loan in accordance with
Section 2.4(b).

         (b) LIBOR Loans. Each LIBOR Loan shall bear interest (computed on the basis of a 360-day year and actual days elapsed, excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan in accordance with Section 2.4(b) hereof, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of the Adjusted LIBOR Rate plus the Applicable Margin, payable in arrears on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan in accordance with Section 2.4(b).

         (c) Rate Determinations. The Agent shall determine each interest rate applicable to the Loans and Reimbursement Obligations hereunder and such determination shall be conclusive and binding except in the case of the Agent's manifest error or willful misconduct. The Agent shall give prompt telephonic, telex or facsimile notice to the Borrower and each Lender (in the case of Loans) of the interest rate applicable to each Loan or Reimbursement Obligation (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

         Section 2.7 Default Rates. If any payment of principal on any Loan is not made when due after the expiration of the grace period therefor provided in Section 7.1 (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360, 365 or 366 days, as applicable, and actual days elapsed) from the date such payment was due until such principal then due is paid in full, payable on demand, at a rate per annum equal to:

         (a) for any Base Rate Loan the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity) plus the Applicable Margin;

         (b) for any LIBOR Loan the lesser of (i) the Highest Lawful Rate, or
(ii) the sum of two percent (2%) per annum plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period for such Loan and, thereafter, at a rate per annum equal to the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity) plus the Applicable Margin; and

         (c) for any unpaid Reimbursement Obligations, the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity) plus the Applicable Margin.

It is the intention of the Agent and each Lender to conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or the Loans or the Reimbursement Obligations would be usurious as to the Agent or the Lenders under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to the Agent or such Lender notwithstanding the other provisions of this Agreement, the Notes or any other Credit Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes or any other Credit Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to the Lenders that is contracted for, taken, reserved, charged or received by the Lenders under this Agreement, the Notes or any other Credit Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by the applicable Lender on the principal amount of the applicable Note or to the Reimbursement Obligations (or, if the principal amount of such Note and all Reimbursement Obligations owed to such Lender shall have been paid in full, refunded by such Lender to the Borrower); (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to the Lenders may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Notes, any other Credit Document or otherwise shall be automatically canceled by the applicable Lenders as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the applicable Lenders on the principal amount of the applicable Notes or Reimbursement Obligations (or if the principal amounts thereof shall have been paid in full, refunded by the applicable Lender to the Borrower); and
(iii) if at any time the interest provided hereunder, together with any other fees payable pursuant to this Agreement, the Notes or any other Credit Document and deemed interest under applicable law, exceeds the amount that would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to the Lenders hereunder and thereunder shall be limited to the amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions shall not reduce the interest to accrue to the Lenders hereunder and thereunder below the Highest Lawful Rate until the total amount of interest accrued pursuant hereto and thereto and such fees deemed to be interest equals the amount of interest which would have accrued to the Lenders if a varying rate per annum equal to the interest hereunder had at all times been in effect plus the amount of fees which would have been received but for the effect of this Section 2.7. The Agent and the Lenders hereby elect to determine the applicable rate ceiling under Article 5069-1D.001 to 1D.013 of the Texas Credit Revised Civil Statutes by the weekly rate ceiling from time to time in effect, subject to the Agent's and the Lenders' right subsequently to change such method in accordance with applicable law. In the event the Loans and all Reimbursement Obligations are paid in full by the Borrower prior to the Maturity Date and the interest received for the actual period of the existence of the Loans or the Reimbursement Obligations exceeds the Highest Lawful Rate, the applicable Lenders shall refund to the Borrower the amount of the excess or shall credit the amount of the excess against amounts owing under the Loans and none of the Lenders shall be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. The provisions of Chapter 346 of Tex. Finance Code Ann. (Vernon
1998), regulating certain revolving credit accounts shall not apply to this Agreement or any of the Notes.

         Section 2.8 Maturity of Loans. Each Loan, together with accrued and unpaid interest thereon and all other fees then due and owing under any Credit Document, shall mature and become due and payable on the Maturity Date.

         Section 2.9 Optional Prepayments. The Borrower shall have the privilege of prepaying the Loans without premium or penalty in whole or in part at any time. If the Borrower is prepaying LIBOR Loans, it shall give to the Agent notice of such prepayment no later than 11:00 a.m. at least three (3) Business Days before the proposed prepayment date. All prepayments of LIBOR Loans shall be accompanied by accrued interest thereon, together with any applicable breakage fees and funding losses pursuant to Section 2.12. The Borrower may direct the application of any optional prepayment hereunder to the Base Rate Loans or LIBOR Loans outstanding.

         Section 2.10 Mandatory Prepayments of Loans. If the aggregate principal amount of outstanding Loans and L/C Obligations shall at any time for any reason exceed the Commitment Amount then in effect, the Borrower shall, immediately and without notice or demand, pay the amount of such excess to the Lenders as a prepayment of the Loans and, if all Loans have been paid, a pre-funding of Letters of Credit pursuant to the provisions of Section 7.4. The Borrower shall also, immediately and without notice or demand, pay the net proceeds of any Private Subordinated Debt Issue to the Lenders as a prepayment of the Loans and if all Loans have been paid, a pre-funding of Letters of Credit pursuant to the provisions of Section 7.4. Any mandatory prepayment of Loans pursuant hereto shall not be limited by the notice provision for prepayments set forth in Section 2.9, but immediately upon determining the need to make any such prepayment, the Borrower shall notify the Agent of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and any applicable breakage fees and funding losses pursuant to Section 2.12.

         Section 2.11 The Notes. The Loans outstanding to the Borrower from the Lenders shall be evidenced by promissory notes of the Borrower payable to each of the Lenders in the form of Exhibit 2.11 (such promissory notes, together with any replacements thereof, the "Notes"). Each holder of a Note shall record on its books and records or on a schedule to the Note the amount of each Loan outstanding from it to the Borrower, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan and, if a LIBOR Loan, the Interest Period and interest rate applicable thereto. Such record, whether shown on the books and records of a holder of a Note or on a schedule to its Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans outstanding to it hereunder, together with accrued interest thereon. At the request of any holder of a Note and upon such holder tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such holder to replace any outstanding Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such new Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

         Section 2.12 Breakage Fees. If any Lender incurs any loss, cost or expense (including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Lenders) as a result of any of the following events other than any such occurrence as a result of a change of circumstance described in Sections 8.1 or 8.2:

                  (i) any payment, prepayment or conversion of a LIBOR Loan on a date other than the last day of its Interest Period (whether by acceleration, prepayment or otherwise);

                  (ii) any failure to make a principal payment of a LIBOR Loan on the due date therefor; or

                  (iii) any failure by the Borrower to borrow, continue, prepay or convert to a LIBOR Loan on the date specified in a notice given pursuant to Section 2.4(a) or (b),

then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense), and the amounts shown on such certificate shall be conclusive and binding absent manifest error. Within ten (10) days of receipt of such certificate, the Borrower shall pay to such Lender such amount as will compensate such Lender for such loss, cost or expense as provided herein.

         Section 2.13 Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior and irrevocable written notice to the Agent, to terminate or reduce the Commitments without premium or penalty, in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 as determined by the Borrower, and (ii) allocated ratably among the Lenders in proportion to their respective Commitments, as applicable; provided that the Commitment Amount may not be reduced to an amount less than the sum of the aggregate principal amount of outstanding Loans plus the aggregate outstanding L/C Obligations, after giving effect to payments on such proposed termination or reduction date, unless the Borrower provides to the Lenders or the Agent, as applicable, cash collateral in an amount sufficient to cover such shortage or back to back letters of credit from a financial institution satisfactory to all of the Lenders in an amount equal to the undrawn face amount of any applicable outstanding Letters of Credit with an expiry date of at least five (5) days after the expiry date of any applicable Letter of Credit and which provide that the Lenders may make a drawing thereunder in the event that it pays a drawing under such Letter of Credit. Any termination of the Commitments pursuant to this Section 2.13 is permanent and may not be reinstated. The Agent shall give prompt notice to each Lender of any such termination of the Commitments.

SECTION 3.        FEES AND PAYMENTS.

         Section 3.1      Fees.

         (a) Commitment Fee. For the period from the Effective Date to and including the Commitment Termination Date the Borrower shall pay to the Agent for the ratable account of the Lenders, a commitment fee (computed on a basis of a 365/366-day year and actual days elapsed) on an amount equal to the average daily difference between (i) the sum of the Commitment Amount and (ii) the outstanding Loans and L/C Obligations times 0.50% per annum. The commitment fee shall be increased by 0.50% at the end of each calendar quarter commencing March 31, 1999, and quarterly thereafter. Such commitment fees shall be payable in arrears commencing on September 30, 1998, and on the last Business Day of each calendar quarter thereafter and on the Maturity Date unless the Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

         (b) Letter of Credit Fees. Commencing upon the date of issuance or extension of any Letter of Credit, the Borrower shall pay to the Agent quarterly in arrears (pro rated, if necessary for any portion of such quarter) for the ratable account of the Lenders and a non-refundable fee equal to the greater of
(x) $500, or (y) the face amount of such Letter of Credit times the Applicable Margin for LIBOR Loans, calculated on the basis of a 365/366-day year and actual days in the period and based on the then scheduled expiry date of the Letter of Credit. Thereafter, such fees shall be payable by the Borrower in arrears on the last Business Day of each calendar quarter of each year commencing with the next succeeding calendar quarter, with the last such payment on the date any such Letter of Credit expires. In addition, the Borrower shall pay to the Agent solely for the Agent's account, in connection with each Letter of Credit, reasonable administrative and amendment fees and expenses for letters of credit established by the Agent from time to time in accordance with its customary practices and as agreed between the Agent and the Borrower and a 1/8% of 1% fronting fee of the face amount of each Letter of Credit.

         (c) Agent Fees. The Borrower shall pay to each of the Agent and the Arranger the fees agreed to between the Agent, the Arranger and the Borrower pursuant to the Fee Letter, and any other fees from time to time agreed to by the Borrower and the Agent.

         Section 3.2 Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations and all other amounts payable by the Borrower under the Credit Documents shall be made by the Borrower to the Agent by no later than 1:30 p.m. on the due date thereof at the office of the Agent in Houston, Texas (or such other location as the Agent may designate to the Borrower). Any payments received by the Agent from the Borrower after 1:30 p.m. shall be deemed to have been received on the next Business Day.

         Section 3.3      Withholding Taxes.

         (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 3.3(b), each payment by the Borrower to the Agent or any Lender under this Agreement or any other Credit Document shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein, excluding, in the case of each Lender and the Agent, taxes, assessments or other governmental charges

                  (i) imposed on, based upon, or measured by its income, and branch profits, franchise and similar taxes imposed on it, by any jurisdiction in which the Agent or such Lender, as the case may be, is incorporated or maintains its principal place of business or Lending Office or which subjects the Agent or such Lender to tax by reason of a connection between the taxing jurisdiction and the Agent or such Lender (other than a connection resulting from the transactions contemplated by this Agreement);

                  (ii) imposed as a result of a connection between the taxing jurisdiction and the Agent or such Lender, as the case may be, other than a connection resulting from the transactions contemplated by this Agreement;

                  (iii) imposed as a result of the transfer by such Lender of its interest in this Agreement or any other Credit Document or a designation by such Lender (other than pursuant to Section 3.3(d) hereof) of a new Lending Office (other than taxes imposed as a result of any change in treaty, law or regulation after such transfer of the Lender's interest in this Agreement or any Credit Document or designation of a new Lending Office);

                  (iv) imposed by the United States of America upon a Lender organized under the laws of a jurisdiction outside of the United States, except to the extent that such tax is imposed or increased as a result of any change in applicable law, regulation or treaty (other than any addition of or change in any "anti-treaty shopping," "limitation of benefits," or similar provision applicable to a treaty) after the Effective Date hereof, in the case of each Lender originally a party hereto or, in the case of any Purchasing Lender (as defined in Section 10.10), after the date on which it becomes a Lender; and

                  (v) which would not have been imposed but for (a) the failure of the Agent or any Lender, as the case may be, to provide (x) an Internal Revenue Service Form 1001 or 4224, as the case may be, or any substitute or successor form prescribed by the Internal Revenue Service pursuant to Section 3.3(b) below, or (y) any other certification, documentation or proof which is reasonably requested by the Borrower, or (b) a determination by a taxing authority or a court of competent jurisdiction that a certification, documentation or other proof provided by such Lender or the Agent to establish an exemption from such tax, assessment or other governmental charge is false (all such non-excluded taxes, assessments or other governmental charges and liabilities being hereinafter referred to as "Indemnified Taxes").

If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by the Agent and each Lender is free and clear of such Indemnified Taxes (including Indemnified Taxes on such additional amount) and is equal to the amount that the Agent or such Lender (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any Indemnified Taxes, penalties or interest, the Borrower shall reimburse the Agent or that Lender for the payment on demand in the currency in which such payment was made. If the Borrower pays any Indemnified Taxes, penalties or interest, it shall deliver official tax receipts evidencing the payment or certified copies thereof, or other satisfactory evidence of payment if such tax receipts have not yet been received by the Borrower (with such tax receipts to be promptly delivered when actually received), to the Agent or the Lender on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) within fifteen (15) days of such payment.

         (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the Effective Date, two duly completed and signed copies of either Form 1001 (entitling such Lender to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) of the Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrower, directly or through the Agent, to such Lender, and (ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Credit Documents. Upon the request of the Borrower, each Lender that is a United States person shall submit to the Borrower a certificate to the effect that it is such a United States person.

         (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or the Agent any form or certificate that such

Lender is obligated to submit pursuant to Section 3.3(b) or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and the Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

         (d) Refund of Taxes. If any Lender or the Agent receives a refund of any Indemnified Tax or any tax referred to in Section 10.3 with respect to which the Borrower has paid any amount pursuant to this Section 3.3 or Section 10.3, such Lender or the Agent shall pay the amount of such refund (including any interest received with respect thereto) to the Borrower.

SECTION 4.        CONDITIONS PRECEDENT.

         Section 4.1 Conditions Precedent to Initial Borrowing. The obligation of each Lender to advance the initial Loans hereunder and of the Agent to issue any Letter of Credit on the Initial Borrowing Date is subject to the following conditions precedent, all in form and substance satisfactory to the Lenders (and which shall be evidenced by the making of such Loan(s) and, if applicable, the issuance of such Letter(s) of Credit) and in sufficient number of signed counterparts, where applicable, to provide one for each Lender (except for the Notes, of which only one original shall be signed for each Lender):

         (a) The Agent shall have received:

                  (i) Notes. The duly executed Notes of the Borrower;

                  (ii) Subsidiary Guaranties. The duly executed Guaranties of each of the Guarantors in substantially the form of Exhibit 4.1A;

                  (iii) Stock Pledge Agreements. The duly executed Stock Pledge Agreements from the Borrower, Palex Container Systems, Inc., Acme Barrel Company, Inc. and Environmental Recyclers of Colorado, Inc. in substantially the form of Exhibit 4.1B, together with all of the pledged securities referred to in the Stock Pledge Agreements as required to be delivered to effectuate and perfect such stock pledges, accompanied by executed and undated stock powers;

                  (iv) UCC-1 Financing Statements. The duly executed UCC-1 Financing Statements of each of the Borrower, Palex Container Systems, Inc., Acme Barrel Company, Inc. and Environmental Recyclers of Colorado, Inc. with respect to the stock and limited liability company interests referenced in the Stock Pledge Agreements;

                  (v) Certificate of Officers of Borrower and Guarantors. A certificate of the Secretary or Assistant Secretary and the President or Vice President of each of the Borrower and the Guarantors containing specimen signatures of the persons authorized to execute Credit Documents on such Person's behalf or any other documents provided for herein, together with (x) copies of resolutions of the Board of Directors of such Person authorizing the execution and delivery of the Credit Documents and of all other legal documents or proceedings taken by such Person in connection with the execution and delivery of the Credit Documents, (y) copies of such Person's Certificate or Articles of Incorporation, certified by the Secretary of State of such Person's jurisdiction of organization, and Bylaws or other organizational documents;

                  (vi) Certificates of Existence and Good Standing. Certificates of existence and good standing from the appropriate governing agency of the Borrower's and each Guarantor's jurisdiction of organization and of all jurisdictions where such Person is authorized to do business;

                  (vii) Fees. Payment of all fees and all expenses incurred through the Effective Date then due and owing to the Agent and the Arranger pursuant to this Agreement and the Fee Letter;

                  (viii) Consents. Certified copies of all documents evidencing any necessary consents and governmental approvals taken or obtained by the Borrower and the Guarantors with respect to the Credit Documents;

                  (ix) Financial Condition Certificate. A certificate of the principal financial officer of the Borrower in substantially the form of Exhibit 4.1C;

                  (x) Opinion of Counsel. The opinion of Edward Rhyne, Esquire, General Counsel to the Borrower and the Guarantors covering such matters as the Lenders may reasonably require; and

                  (xi) Other Documents. Such other documents as the Lenders may reasonably request.

         (b) All legal matters incident to the execution and delivery of the Credit Documents shall be satisfactory to the Lenders.

         Section 4.2 Conditions Precedent to all Borrowings. In the case of each advance of a Borrowing hereunder (including the issuance of, increase in the amount of, or extension of the expiry date of, a Letter of Credit and the initial Borrowing hereunder):

         (a) Notices. In the case of a Borrowing, the Agent shall have received the Borrowing Request required by Section 2.4, and in the case of the issuance, extension or increase of a Letter of Credit, the Agent shall have received a duly completed Borrowing Request and Application for such Letter of Credit meeting the requirements of Section 2.2;

         (b) Representations and Warranties True and Correct. Each of the representations and warranties of the Borrower and its Subsidiaries set forth herein and in the Credit Documents shall be true and correct in all material respects as of the time of such new Borrowing, except as a result of the transactions expressly permitted hereunder or thereunder and except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

         (c) No Default. No Default or Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing;

         (d) New Litigation and Changes in Pending Litigation. Since the Effective Date, no new litigation (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings shall be pending or known to be threatened against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and no material development (whether or not disclosed) shall have occurred in any litigation (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings previously disclosed, which could reasonably be expected to have a Material Adverse Effect;

         (e) Regulation U; Other Laws. The Borrowings to be made by the Borrower shall not result in either the Borrower or the Agent or any Lender being in non-compliance with or in violation of Regulation U of the Board of Governors of the Federal Reserve System and shall not be prohibited by any other legal requirement (including Regulations T and X of the Board of Governors of the Federal Reserve System) imposed by the banking laws of the United States of America, and shall not otherwise subject the Agent or any Lender to a penalty or other onerous conditions under or pursuant to any legal requirement; and

         (f) Material Adverse Change. There has occurred no event or effect that has had or could reasonably be expected to have a Material Adverse Effect.

Each request for the advance of a Borrowing and each request for the issuance of, increase in the amount of, or extension of the expiry date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing, or issuance of, increase in the amount of, or extension of the expiry date of, such Letter of Credit that all conditions precedent to such Borrowing have been satisfied or fulfilled unless the Borrower gives to the Agent written notice to the contrary, in which case no Lender shall be required to fund such advances and the Agent shall not be required to issue, increase the amount of or extend the expiry date of such Letter of Credit unless the Majority Lenders shall have previously waived in writing such non-compliance. In the event that any of the conditions specified in Section 4.2(c) are not satisfied, the Borrower may not convert any Base Rate Loan into a LIBOR Loan or continue any LIBOR Loan and may only convert or continue any LIBOR Loan into or as a Base Rate Loan in accordance with Section 2.4(b) hereof and subject to the applicability of the provisions of Section 2.8 regarding default rates of interest. Further, in such case, any LIBOR Loan which has not been accelerated pursuant to the terms hereof shall automatically convert into a Base Rate Loan at the end of the applicable Interest Period unless prior to such time, the conditions specified in Section 4.2(c) shall have been satisfied or waived pursuant to the terms hereof.

SECTION 5.        REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Agent and each Lender as follows:

         Section 5.1      Organization.

         (a) The Borrower and each of its Subsidiaries (i) is a duly incorporated and existing corporation (or other Person) in good standing under the laws of the jurisdiction of its organization, (ii) has all necessary corporate power (or comparable power, in the case of a Subsidiary that is not a corporation) to own the property and assets it uses in its business and otherwise to carry on its business as presently conducted, and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect.

         (b) As of the Effective Date, the Borrower has no Subsidiaries other than the Persons listed on Schedule 5.1, and the Borrower owns one hundred percent (100%) of each class of capital stock or ownership interests of each such Subsidiary except as otherwise disclosed on Schedule 5.1.

         Section 5.2 Power and Authority; Validity. Each of the Borrower and the Guarantors has the corporate (or comparable power, in the case of a Subsidiary that is not a corporation) power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate (or comparable action, in the case of a Subsidiary that is not a corporation) action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each of the Borrower and the Guarantors has duly executed and delivered each such Credit Document and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether in a proceeding in equity or at law.

         Section 5.3 No Violation. Neither the execution, delivery nor performance by the Borrower or any of the Guarantors of the Credit Documents nor compliance by any of such Persons with the terms and provisions thereof, nor the consummation by it of the transactions contemplated herein or therein, will (i) contravene any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, except where such contravention could not reasonably be expected to have a Material Adverse Effect, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under (except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect), or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of the Borrower or its Subsidiaries under the terms of any contractual obligation to which the Borrower or any of its Subsidiaries is a party or by which it or any of its properties or assets are bound or to which it may be subject, or (iii) violate or conflict with any provision of the Certificate or Articles of Incorporation or Bylaws or other governance documents, as applicable of such Person.

         Section 5.4 Litigation. As of the Effective Date, there are no lawsuits (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings pending or, to the best knowledge of the Borrower, threatened, involving the Borrower or any of its Subsidiaries except as disclosed in Schedule 5.4 and except for such lawsuits or other proceedings which could not reasonably be expected to have a Material Adverse Effect.

         Section 5.5 Use of Proceeds; Margin Regulations. The proceeds of the Loans may only be used to repay existing Indebtedness, to provide working capital and for general corporate purposes (including the issuance of Letters of Credit) and for Acquisitions. Neither the Borrower nor any of its Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loan will be used to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System), to extend credit for the purpose of purchasing or carrying any "margin stock," or for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System.

         Section 5.6 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         Section 5.7 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 5.8 True and Complete Disclosure. All factual information (not including estimated, pro forma financial information and other projections) heretofore or contemporaneously furnished by the Borrower or any of its Subsidiaries in writing to the Lenders in connection with any Credit Document or any transaction contemplated therein is, and all other such factual information hereafter furnished by any such Persons in writing to the Lenders in connection herewith, any of the other Credit Documents or the Loans will be, true and accurate in all material respects, taken as a whole, on the date of such information and not incomplete by omitting to state any material fact necessary to make the information therein not misleading at such time in light of the circumstances under which such information was provided. All estimates, pro forma financial information and projections furnished by the Borrower or any of its Subsidiaries in writing to the Lenders in connection with any Credit Document or any transaction contemplated therein, were prepared by the Borrower in good faith based upon assumptions believed by the Borrower to be reasonable at the time such information was prepared.

         Section 5.9 Financial Statements. The financial statements heretofore delivered to the Lenders for the Borrower's fiscal quarter ending June 28, 1998, were prepared on a consolidated basis in accordance with GAAP, and such financial statements, together with the related notes and schedules, fairly presents the financial position of the Borrower and its Subsidiaries as of the date thereof and the results of operations for the period covered thereby, subject to normal year-end adjustments and omission of certain footnotes as permitted by the SEC. The Borrower and its Subsidiaries have no material contingent liabilities or Indebtedness other than those disclosed in such financial statements and in the Borrower's SEC filings.

         Section 5.10 No Material Adverse Change. From June 28, 1998, there has occurred no event or effect that has had, or to the best knowledge of the Borrower could reasonably be expected to have, a Material Adverse Effect.

         Section 5.11 Labor Controversies. There are no labor strikes, lock-outs, slow downs, work stoppages or similar events pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

         Section 5.12 Taxes. Except as disclosed on Schedule 5.12, the Borrower and its Subsidiaries have filed all federal tax returns and all other material tax returns required to be filed, and have paid all governmental taxes, rates, assessments, fees, charges and levies (collectively, "Taxes") except such Taxes, if any, as are being contested in good faith and for which reserves have been provided in accordance with GAAP and except where the failure to pay such Taxes could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 5.12, no tax liens have been filed and no claims are being asserted for Taxes. Except as disclosed on Schedule 5.12, the charges, accruals and reserves on the books of the Borrower and its Subsidiaries for Taxes and other governmental charges have been determined in accordance with GAAP.

         Section 5.13 ERISA. With respect to each Plan, the Borrower and its Subsidiaries have fulfilled their obligations under the minimum funding standards of, and are in compliance in all material respects with, ERISA and with the Code to the extent applicable to it, and have not incurred any liability under Title IV of ERISA to the PBGC or a Plan other than a liability to the PBGC for premiums under Section 4007 of ERISA, except where such liability could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefits under a welfare plan as defined in ERISA other than liability for continuation coverage described in Part 6 of Title I of ERISA, except where such liability could not reasonably be expected to have a Material Adverse Effect.

         Section 5.14 Consents. All consents and approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to consummate the Borrowings hereunder, on the date of each such Borrowing, have been obtained or made and are or will be in full force and effect.

         Section 5.15 Capitalization. All outstanding shares of the Borrower and its Subsidiaries have been duly and validly issued, are fully paid and nonassessable. None of the Borrower's Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock except for the nonvoting stock exchangeable into shares of the Borrower to be issued by a Canadian Subsidiary of the Borrower to the sellers in connection with the Acquisition of SMG Corporation and its Subsidiaries.

         Section 5.16 Ownership of Property. The Borrower and its Subsidiaries have good and marketable title to or a valid leasehold interest in all of its property except to the extent, in the aggregate, no Material Adverse Effect could reasonably be expected to result from the failure to have such title or interest, subject to no Liens except Permitted Liens. The Borrower and its Subsidiaries own or hold valid licenses to use all the material patents, trademarks, permits, service marks and trade names, free of any burdensome restrictions, that are necessary to the operation of the business of the Borrower and its Subsidiaries as presently conducted, except where the failure to own or hold such licenses could not reasonably be expected to have a Material Adverse Effect.

         Section 5.17 Compliance with Statutes. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies and have all necessary permits, licenses and other necessary authorizations with respect to the conduct of their businesses and the ownership and operation of their properties except where the failure to so comply or hold such permits, licenses or other authorizations could not reasonably be expected to have a Material Adverse Effect.

         Section 5.18     Environmental Matters.

         (a) Borrower and its Subsidiaries have complied with, and on the date of each Borrowing will be in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws except where failure to so comply could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no pending, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no conditions or occurrences on any property owned or operated by the Borrower or any of its Subsidiaries or on any property adjoining or in the vicinity of any such property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries, or (ii) to cause any property owned or operated by the Borrower or any of its Subsidiaries to be subject to any material restrictions on the ownership, occupancy, use or transferability of such property by the Borrower or any of its Subsidiaries under any applicable Environmental Law except for any such condition or occurrence described in clauses (i) or (ii) which could not reasonably be expected to have a Material Adverse Effect.

         (b) To the best knowledge of the Borrower (i) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any property owned or operated by the Borrower or any of its Subsidiaries in a manner that has violated or could reasonably be expected to violate any Environmental Law, except for such violation which could not reasonably be expected to have a Material Adverse Effect, and (ii) Hazardous Materials have not at any time been released on or from any property owned or operated by the Borrower or any of its Subsidiaries in a matter that has violated or could reasonably be expected to violate any Environmental Law, except for such violation which could not reasonably be expected to have a Material Adverse Effect.

         (c) To the best knowledge of the Borrower, the Environmental Claim disclosed in the Borrower's SEC filings as of the Effective Date should not have a Material Adverse Effect.

         Section 5.19 Year 2000 Compliance. All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally its "systems") necessary for the Borrower and its Subsidiaries to carry on their business as presently contemplated to be conducted will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of their business operations. For purposes hereof, "Year 2000 Compliant" means that such systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. The Borrower and its Subsidiaries will (i) undertake a detailed inventory, review, and assessment of all areas within their businesses and operations that could be adversely affected by the failure of the Borrower and its Subsidiaries to be Year 2000 Compliant on a timely basis; and (ii) develop a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis. The Borrower will, as soon as reasonably practicable, make written inquiry of each of its and its Subsidiaries' key suppliers, vendors, and customers, and will obtain in writing confirmations from all such Persons, as to whether such Persons have initiated programs to become Year 2000 Compliant. For purposes hereof, "key suppliers, vendors, and customers" refers to those suppliers, vendors, and customers of the Borrower and its Subsidiaries whose business failure could reasonably be expected to have a Material Adverse Effect. The fair market value of all Collateral pledged to the Lenders as collateral to secure the Loans is not and shall not be less than currently anticipated or subject to substantial deterioration in value because of the failure of such Collateral to be Year 2000 Compliant.

         Section 5.20 Existing Liens and Indebtedness. The Borrower and its Subsidiaries have no Liens or Indebtedness on any of their properties or assets on the Effective Date other than as listed on Schedule 5.20.

SECTION 6.        COVENANTS.

         The Borrower covenants and agrees that, without the consent of the Majority Lenders and so long as any Note, Letter of Credit or Reimbursement Obligation or any other Obligation is outstanding or any Commitment is outstanding hereunder:

         Section 6.1 Corporate Existence. The Borrower and its Subsidiaries will preserve and maintain their existence except (i) for the dissolution of any Subsidiaries whose assets are transferred to the Borrower or any of its Subsidiaries and (ii) as otherwise expressly permitted herein.

         Section 6.2 Maintenance. The Borrower and its Subsidiaries will maintain, preserve and keep their material plants, properties and equipment necessary to the proper conduct of their businesses in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment are reasonably preserved and maintained; provided, however, that nothing in this Section 6.2 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation or maintenance of any such plants, properties or equipment if such discontinuance is, in the judgment of the Borrower or any such Subsidiary, as applicable, desirable in the conduct of its business and not materially disadvantageous to the Lenders.

         Section 6.3 Taxes. The Borrower and its Subsidiaries will duly pay and discharge all Taxes upon or against them or their properties before payment is delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP.

         Section 6.4 ERISA. The Borrower and its Subsidiaries will promptly pay and discharge all obligations and liabilities arising under ERISA or otherwise with respect to each Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien against any properties or assets of the Borrower or any of its Subsidiaries and will promptly notify the Agent of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan other than any such event with respect to which the PBGC has waived notice by regulation; (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; (iii) the Borrower's or any of its Subsidiary's intention to terminate or withdraw from any Plan; and (iv) the occurrence of any event that could result in the incurrence of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any of its Subsidiaries, in connection with any post-retirement benefit under a welfare plan benefit (as defined in ERISA).

         Section 6.5 Insurance. The Borrower and its Subsidiaries will maintain or cause to be maintained with responsible insurance companies, insurance against any loss or damage to all material insurable property and assets owned by them, such insurance to be of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and operating like property or assets, all of which policies shall name the Agent as a loss payee for losses in excess of $50,000 and provide that no policy shall terminate without at least thirty (30) days' advance written notice to the Agent and otherwise be reasonably acceptable to the Agent. The Borrower and each of its Subsidiaries will also insure employers' and public and product liability risks, such insurance to be of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and operating like property or assets (with each liability insurance policy to name the Agent as an additional insured) with responsible insurance companies, all as reasonably acceptable to the Agent. No deductible under any of such policies shall exceed $250,000, unless such deductible amount under any such policy shall become unavailable on commercially reasonable terms and the Borrower shall not self-insure any such risks, in each case except as may have covered claims by any Subsidiary prior to the date of Acquisition thereof. The Borrower will on or before January 31st of each calendar year and upon the request of the Agent, furnish a certificate from an officer of the Borrower setting forth the nature and extent of the insurance maintained pursuant to this Section 6.5."

         Section 6.6      Financial Reports and Other Information.

         (a) The Borrower and its Subsidiaries will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Lenders and its authorized representatives such information about the business and financial condition of the Borrower and its Subsidiaries, including, without limitation, any corporate documents and records, within such time period, as any Lender may reasonably request; and, without any request, will furnish to the Agent:

                  (i) within forty-five (45) days after the end of each fiscal quarter of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail and certified by an officer of the Borrower acceptable to the Agent that they fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end audit adjustments; and

                  (ii) within one hundred twenty (120) days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures for the preceding fiscal year and certified by the an officer of the Borrower acceptable to the Agent, to the effect that such statements fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows, and in the case of the consolidated statements, audited by an independent nationally-recognized accounting firm acceptable to the Agent together with a certificate of such accountants to the Lenders stating that in the course of the regular audit of the business of Borrower, which audit was conducted in accordance with GAAP, such accountants obtained no knowledge that a Default or an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof.

         (b) Each financial statement furnished to the Agent pursuant to subsections (i) and (ii) of Section 6.6(a) shall be accompanied by (i) a written certificate signed by an officer of the Borrower acceptable to the Agent to the effect that (x) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (y) the representations and warranties contained herein are true and correct in all material respects as though made on the date of such certificate, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it was true and correct as of such earlier date and except as otherwise described therein, as a result of the transactions expressly permitted hereunder or as previously disclosed to the Lenders, and (ii) a Compliance Certificate in the form of Exhibit 6.6 showing the Borrower's compliance with the financial covenants set forth herein.

         (c) Promptly upon receipt thereof, the Borrower will provide the Agent with a copy of each report or "management letter" submitted to the Borrower or any of its Subsidiaries by its independent accountants or auditors in connection with any annual, interim or special audit made by them of the books and records of the Borrower or any of its Subsidiaries.

         (d) Promptly after obtaining knowledge of any of the following, the Borrower will provide the Agent with written notice in reasonable detail of: (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries that if adversely determined could reasonably be expected to have a Material Adverse Effect; (ii) any condition or occurrence on any property owned or operated by the Borrower or any of its Subsidiaries that results in noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law that could reasonably be expected to have a Material Adverse Effect; and
(iii) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Borrower or any of its Subsidiaries, which Hazardous Material or the removal or remediation thereof could reasonably be expected to have a Material Adverse Effect.

         (e) The Borrower will promptly and in any event, within ten (10) days after an officer of the Borrower has knowledge thereof, give written notice to the Agent of: (i) any pending or threatened litigation or proceeding against the Borrower or any of its Subsidiaries asserting any claim or claims against any of same in excess of $250,000 in the aggregate; (ii) the occurrence of any Default or Event of Default; (iii) any circumstance that has had a Material Adverse Effect; and (iv) any event which would result in a breach of, Sections 6.20, 6.21, 6.22 or 6.23.

         (f) The Borrower will (i) furnish such additional information, statements and other reports with respect to the Borrower's compliance (and its approach to and progress towards achieving compliance) with Section 5.19 as the Agent may request from time to time; (ii) in the event of any change in circumstances that causes or will likely cause any of the Borrower's representations and warranties set forth in Section 5.19, to no longer be true, the Borrower shall promptly, and in any event within ten (10) days of receipt of information regarding a change in circumstances, provide the Agent with written notice that describes in reasonable detail the change in circumstances and any additional information any Lender requests of the Borrower in connection therewith; and (iii) give any representative of any Lender access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of the Borrower and its Subsidiaries and relating to their affairs, and to inspect any of the properties and systems of the Borrower and its Subsidiaries, and to project test its systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of the Lenders.

         (g) The Agent will promptly provide to each Lender all information provided to it by the Borrower pursuant to this Section 6.6.

         Section 6.7 Lenders Inspection Rights. Upon reasonable notice from the Agent or any Lender, the Borrower will permit the Agent or any Lender (and such Persons as the Agent or any Lender may designate), at the Borrower's expense while an Event of Default has occurred and is continuing, during normal business hours following reasonable notice to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books and records, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision, the Borrower authorizes such accountants to discuss with the Agent or any Lender, and such Persons as the Agent or any Lender may designate, the affairs, finances and accounts of the Borrower and its Subsidiaries provided that the Borrower has the opportunity to be present at such discussions), all at such reasonable times and as often as may be reasonably requested.

         Section 6.8 Conduct of Business. The Borrower and its Subsidiaries will not engage in any line of business other than the pallet manufacturing, recycling and leasing services business, the drum and other industrial container reconditioning, manufacturing, distributing and leasing business, and related services (each, a "Permitted Business").

         Section 6.9 New Subsidiaries. The Borrower shall cause (i) any direct or indirect domestic Subsidiary which is formed or acquired after the Effective Date to become a Guarantor with respect to, and jointly and severally liable with all other Guarantors for, all of the Obligations under this Agreement and the Note pursuant to a Guaranty substantially in the form of
Exhibit 4.1A, to execute and deliver a Security Agreement substantially in the form of Exhibit 4.1D, together with a UCC-1 Financing Statement with respect to the assets of such Guarantor as set forth therein and to execute and deliver a Mortgage on any interest it has in real property which the Agent determines material in its reasonable discretion, together with UCC-1 Financing Statements with respect to the personal property assets of such Guarantor as set forth therein (which Mortgages shall be recorded by the Agent upon written notice to the Agent by the Borrower, a Guarantor or a Lender of the occurrence of a Default), and (ii) any Subsidiary which forms or acquires a Subsidiary after the Effective Date to execute and deliver to the Agent a Stock Pledge Agreement substantially in the form of Exhibit 4.1B and to deliver to the Agent the original stock certificates for any such Subsidiary as set forth therein (or other evidence of its ownership interest therein) and undated stock powers executed in blank with respect thereto, in each case within thirty (30) days following such formation or acquisition. The Borrower shall provide to the Agent a list of all its Subsidiaries with the state or country of incorporation and the location of the principal place of business of each such Subsidiary at the same time as it provides its quarterly financial reports to the Agent pursuant to Section 6.6(a)(i). Upon demand by the Agent (which demand shall be made at the request of any Lender), the Borrower shall promptly execute and deliver to the Agent, and shall cause its domestic Subsidiaries to promptly execute and deliver to the Agent, such other and further security documents as may be reasonably requested by the Agent to perfect a Lien on its rolling stock and all equipment with certificates of title."

         Section 6.10     Dividends and Negative Pledges.

         (a) The Borrower shall not pay any dividends or other distributions on its capital stock.

         (b) Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, create or otherwise permit to exist or become effective any restriction on the ability of any Subsidiary of the Borrower to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or to pay any Indebtedness owed to the Borrower, or (ii) make loans or advances to the Borrower or any of its Subsidiaries, except in either case for restrictions existing under or by reason of applicable law, this Agreement and the other Credit Documents.

         (c) Neither the Borrower nor any of its Subsidiaries shall enter into any agreement creating or assuming any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired other than as permitted hereunder. Neither the Borrower nor any of its Subsidiaries shall enter into any agreement other than this Agreement and the Credit Documents prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired or prohibiting or restricting the ability of the Borrower or any of its Subsidiaries to amend or otherwise modify this Agreement or any Credit Document.

         Section 6.11 Restrictions on Fundamental Changes. Neither the Borrower nor any of its Subsidiaries shall be a party to any merger into or consolidation with, make an Acquisition or otherwise purchase or acquire all or substantially all of the assets or stock of, any other Person, or sell all or substantially all of its assets or stock, except:

         (a) the Borrower or any of its Subsidiaries may merge into or consolidate with, make an Acquisition or otherwise purchase or acquire all or substantially all of the assets or stock of any other Person if upon the consummation of any such merger, consolidation, purchase or Acquisition, (i) the Borrower or such Subsidiary is the surviving corporation to any such merger or consolidation (or the other Person will thereby become a Subsidiary); (ii) the nature of the business of such acquired Person is a Permitted Business; (iii) the Borrower shall have delivered to the Agent (which the Agent shall promptly provide to each Lender) within ten (10) Business Days prior to the consummation of an Acquisition a report signed by an executive officer of the Borrower which shall contain calculations demonstrating the Borrower's compliance with Sections 6.20, 6.21, 6.22 and 6.23 (on a trailing four fiscal quarter pro forma basis, consistent with SEC regulations and practices), such calculations to use historical financial results of the acquired business; (iv) all Lenders shall consent; (v) no Default or Event of Default shall have occurred and be continuing or would otherwise be existing as a result of such merger, consolidation, purchase or Acquisition; and (vi) such merger, consolidation, purchase or Acquisition is non-hostile in nature; and"

         (b) the Borrower may purchase or otherwise acquire all or substantially all of the stock or assets of, or otherwise acquire by merger or consolidation, any of its Subsidiaries, and any such Subsidiary may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of or sell all or substantially all of its assets or stock to, any other Subsidiary of the Borrower or the Borrower, in each case so long as the Borrower shall be the surviving entity to any such merger or consolidation if the transaction is with the Borrower.

Except as otherwise permitted in this Section 6.11, the Borrower shall not sell or dispose of any capital stock of or its ownership interest in any of the Guarantors or any other Subsidiaries which it may form.

         Section 6.12     Environmental Laws.  The Borrower and its
Subsidiaries shall comply with all Environmental Laws (including, without limitation, obtaining and maintaining all necessary permits, licenses and other necessary authorizations) applicable to or affecting the properties or business operations of the Borrower or any of its Subsidiaries except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         Section 6.13 Liens. The Borrower and its Subsidiaries shall not create, incur, assume or suffer to exist any Lien of any kind on any of their properties or assets of any kind except the following (collectively, the "Permitted Liens"):

         (a) Liens arising in the ordinary course of business by operation of law in connection with workers' compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance bonds, contracts or leases to which the Borrower or its Subsidiaries are a party or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

         (b) mechanics', workmen, materialmen, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not due or, if due, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

         (c) inchoate Liens under ERISA and Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

         (d) Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower or such Subsidiary shall be prosecuting on appeal or proceeding for review and for which it shall have obtained a stay of execution or the like pending such appeal or proceeding for review; provided that the aggregate amount of uninsured or underinsured liabilities (including interest, costs, fees and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $250,000 at any one time outstanding and provided further there is adequate assurance, in the sole discretion of the Lenders, that the insurance proceeds attributable thereto shall be paid promptly upon the expiry of such time period or resolution of such proceeding if necessary to remove such Liens;

         (e) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

         (f) encumbrances (other than to secure the payment of Indebtedness), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way which do not materially diminish the value of or the ability to use such property;

         (g) financing statements filed by lessors of property (but only with respect to the property so leased) and Liens under any conditional sale or title retention agreements entered into in the ordinary course of business;

         (h) rights of lessees of equipment owned by the Borrower or any of its Subsidiaries;

         (i) existing Liens in connection with Indebtedness permitted under
Section 6.14(d) and any extension, renewal or replacement thereof;

         (j) Liens securing Indebtedness permitted by Section 6.14(d) on any assets acquired;

         (k) existing Liens listed on Schedule 6.13 and any extension, renewal or replacement thereof;

         (l) Liens created by the Credit Documents; and

         (m) Liens on any assets acquired in an Acquisition, provided that all such Liens, other than Permitted Liens listed in (a) through (l) of this Section, shall be released on or before thirty (30) days from the date of such Acquisition.

         Section 6.14 Indebtedness. The Borrower and its Subsidiaries shall not contract, assume or suffer to exist any Indebtedness (including, without limitation, any Guaranties), except:

         (a) Indebtedness under the Credit Documents;

         (b) unsecured intercompany loans and advances from the Borrower to any of its Subsidiaries and unsecured intercompany loans and advances from any of such Subsidiaries to the Borrower or any other Subsidiaries of the Borrower;

         (c) existing Indebtedness listed on Schedule 6.13, and any subsequent extensions, renewals or refinancings thereof so long as such Indebtedness is not increased in amount, the maturity date thereof is not made earlier in time, the interest rate per annum applicable thereto is not increased, any amortization of principal thereunder is not shortened and the payments thereunder are not increased;

         (d) Capitalized Lease Obligations and purchase money Indebtedness on assets acquired in an aggregate amount not to exceed $2,000,000 at any one time outstanding;

         (e) unsecured Indebtedness to a seller incurred in connection with an Acquisition, provided that such Indebtedness is subordinated in payment to the Obligations hereunder as reasonably acceptable to Agent, such Indebtedness contains covenants no more restrictive than the covenants contained in this Agreement and subordination and standstill provisions reasonably acceptable to the Agent and no payments may be made thereon if a Default or Event of Default shall have occurred and be continuing or would occur as a result of any such payment;

         (f) Indebtedness under any Interest Rate Protection Agreement entered into to protect the Borrower against fluctuations in interest rates and not for speculative purposes; and

         (g) Indebtedness incurred in connection with a Public Subordinated Debt Issue or Private Subordinated Debt Issue.

         Section 6.15 Loans, Advances and Investments. The Borrower and its Subsidiaries shall not lend money or make advances to any Person, or purchase or acquire any stock, indebtedness, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (any of the foregoing, an "Investment") other than:

         (a) Investments in Cash Equivalents;

         (b) receivables owing to the Borrower or its Subsidiaries created or acquired in the ordinary course of business and payable on customary trade terms of the Borrower or such Subsidiary and in compliance with the requirements of
Section 6.17;

         (c) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

         (d) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases;

         (e) as permitted by Section 6.14(b);

         (f) loans to employees of the Borrower or any of its Subsidiaries, provided that all such loans shall not exceed $100,000 at any one time;

         (g) advances to vendors in the ordinary course of business, provided that no such advance to a vendor shall be in excess of $100,000 and such advances shall not exceed $500,000 at any one time; and

         (h) (i) unsecured intercompany loans or advances from the Borrower to any of its Subsidiaries or from any Subsidiaries of the Borrower to the Borrower or any other Subsidiary of the Borrower, and (ii) Investments of the Borrower or any Subsidiary of the Borrower in any of its Subsidiaries.

         Section 6.16 Transfer of Assets. The Borrower and its Subsidiaries shall not permit any sale, transfer, conveyance, assignment or other disposition of any material asset of the Borrower or any of its Subsidiaries except:

         (a) transfers of inventory, equipment and other assets in the ordinary course of business;

         (b) the retirement or replacement of assets (with assets of equal or greater value) in the ordinary course of business;

         (c) transfers of any assets among the Borrower and any of its Subsidiaries; and

         (d) (i) the transfer of cash or other assets as consideration for an Acquisition and (ii) the transfer of any assets acquired in an Acquisition which are not necessary for the operation of the business of the Borrower and its Subsidiaries, provided that the net cash proceeds thereof are reinvested by the Borrower and its Subsidiaries in the operation of a Permitted Business.

         Section 6.17 Transactions with Affiliates. Except as otherwise specifically permitted herein, the Borrower and its Subsidiaries shall not enter into or be a party to any material transaction or arrangement or series of related transactions or arrangements which in the aggregate would be material with any Affiliate of such Person, including without limitation, the purchase from, sale to or exchange of property with or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of such entity's business and upon fair and reasonable terms.

         Section 6.18 Compliance with Laws. The Borrower and its Subsidiaries shall conduct their businesses and otherwise be in compliance in all material respects with all applicable laws, regulations, ordinances and orders of all governmental, judicial and arbitral authorities applicable to them and shall obtain and maintain all necessary permits, licenses and other authorizations necessary to conduct their businesses and own and operate their properties except where the failure to comply or have such permits, licenses or other authorizations could not reasonably be expected to have a Material Adverse Effect.

         Section 6.19 Credit Exposure. No more than ten percent (10%) of the Borrower's Consolidated Net Worth shall be subject to credit risk from any single customer (including any Affiliate of such customer) unless such accounts receivable are supported by a letter of credit issued or confirmed by a financial institution acceptable to the Agent.

         Section 6.20 Minimum Consolidated Net Worth. The Borrower will maintain a minimum Consolidated Net Worth of not less than an amount equal to the sum of (i) $78,618,000, plus (ii) for each fiscal quarter ended prior to (but not on) such date of determination, commencing with the fiscal quarter ended June 28, 1998, (x) an amount equal to 50% of Consolidated Net Income for such fiscal quarter, if positive, plus (y) an amount equal to 100% of the amount of any equity issuance by the Borrower, including in a secondary offering or where equity is used to acquire another entity in an Acquisition, plus (z) an amount equal to 100% of the stockholders equity of any entity acquired in an Acquisition for which the Borrower uses the pooling of interest method of accounting in accordance with GAAP.

         Section 6.21 Minimum Fixed Charge Coverage Ratio. The Borrower will maintain as of the end of each fiscal quarter a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 through June 28, 1999, and 1.25 to 1.0 thereafter.

         Section 6.22 Maximum Funded Debt to EBITDA Ratio. The Borrower will maintain as of the end of each fiscal quarter a maximum Funded Debt to EBITDA Ratio of not greater than 3.50 to 1.0 through June 28, 1999, 3.25 to 1.0 from June 29, 1999, through December 28, 1999, and 3.0 to 1.0 from December 29, 1999 thereafter; provided that if a Public Subordinated Debt Issue shall have closed, the Borrower will maintain a maximum Funded Debt to EBITDA Ratio of not greater than 3.75 to 1.0 from and after the date thereof.

         Section 6.23 Maximum Senior Debt to EBITDA Ratio. The Borrower will maintain as of the end of each fiscal quarter a maximum Senior Debt to EBITDA Ratio of not greater than 3.25 to 1.0 through June 28, 1999, 3.0 to 1.0 from June 29, 1999, through December 28, 1999, and 2.75 to 1.0 from December 29, 1999 thereafter."

SECTION 7.        EVENTS OF DEFAULT AND REMEDIES.

         Section 7.1 Events of Default. Any one or more of the following shall constitute an Event of Default:

         (a) default by the Borrower in the payment of the principal amount of any Loan, any Reimbursement Obligation or any interest thereon or any fees payable hereunder within ten (10) days of the date such payment is due;

         (b) default by the Borrower in the observance or performance of any covenant set forth in Sections 6.6(e), 6.10(a), 6.11 or 6.16;

         (c) default by the Borrower or any of its Subsidiaries in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above

(excluding any default of Section 6.21 solely as a result of distributions or dividends made by the entity acquired in an Acquisition before the date of such Acquisition), which is not remedied within thirty (30) days after the earlier of
(i) such default or event of default first becoming known to any officer of the Borrower, or (ii) notice to the Borrower by the Agent of the occurrence of such default or event of default;

         (d) any representation or warranty or other written statement made or deemed made herein, in any other Credit Document or in any financial or other report or document furnished in compliance herewith or therewith by the Borrower or any of its Subsidiaries proves untrue in any material respect as of the date of the issuance or making, or deemed issuance or making thereof;

         (e) default occurs in the payment when due (after any applicable grace period) of Indebtedness in an aggregate principal amount of $250,000 or more of the Borrower or any of its Subsidiaries, or the occurrence of any other default, which with the passage of time or notice would permit the holder or beneficiary of such Indebtedness, or a trustee therefor, to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase, or other early funding thereof;

         (f) the Borrower or any of its Subsidiaries (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due,
(iii) makes a general assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses (i)-(v) above, or (vii) fails to contest in good faith any appointment or proceeding described in Section 7.1(f);

         (g) a custodian, receiver, trustee, examiner, liquidator or similar official is appointed for the Borrower or any of its Subsidiaries or any substantial part of its property, or a proceeding described in Section 7.1(f)(v) is instituted against the Borrower or any of its Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

         (h) the Borrower or any of its Subsidiaries fails within thirty (30) days (or such earlier date as any steps to execute on such judgment or order take place) to pay, bond or otherwise discharge, or to obtain an indemnity against on terms and conditions satisfactory to the Lenders in its sole discretion, any one or more judgments or orders for the payment of money in excess of $250,000 in the aggregate which is uninsured or underinsured by at least such amount (provided that there is adequate assurance, in the sole discretion of the Lenders, that the insurance proceeds attributable thereto shall be paid promptly upon the expiration of such time period or resolution of such proceeding), which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

         (i) the Borrower or any of its Subsidiaries fails to pay when due an amount aggregating in excess of $250,000 that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of the Borrower or any of its Subsidiaries in excess of $250,000 (a "Material Plan") is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; or a proceeding is instituted by a fiduciary of any Material Plan against the Borrower or any of its Subsidiaries to collect any liability under Section 515 or 4219(c)(5) of ERISA and such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

         (j) the Borrower, any of its Subsidiaries, any Person acting on behalf of the Borrower or any of its Subsidiaries, or any governmental, judicial or arbitral authority challenges the validity of any Credit Document or any Person's obligations thereunder, or any Credit Document ceases to be in full force and effect in all material respects or ceases to give to the Agent and the Lenders the rights and powers purported to be granted in its favor thereby in all material respects;

         (k) (i) any Person or two or more Persons acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of voting securities of the Borrower (or other securities convertible into such securities) representing fifty percent (50%) or more of the combined voting power of all outstanding securities of the Borrower entitled to vote in the election of directors; or (ii) individuals who on the Effective Date, constitute the Borrower's Board of Directors, or their successors approved in accordance with the terms below, cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Borrower's stockholders of each new director was approved by vote of at least 2/3rds of the directors then still in office who were directors on the Effective Date, or their successors approved in accordance with the terms hereof; or (iii) the common stock of the Borrower shall be delisted from the National Association of Securities Dealers Automated Quotation System; or"

         (l) A new Section 7.1(l) is hereby added as follows:

         "(l) an Event of Default shall occur and be continuing under any documents evidencing any Public Subordinated Debt Issue or any Private Subordinated Debt Issue." Section 7.2 Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (f) or (g) of Section 7.1 has occurred and is continuing, the Agent shall, by notice to the Borrower: (a) if so directed by the Majority Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Majority Lenders, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower; and (c) if so directed by the Majority Lenders, demand that the Borrower immediately pay to the Agent (to be held by the Agent pursuant to Section 7.4) the full amount then available for drawing under each or any outstanding Letter of Credit; and the Borrower agrees to immediately make such payment and acknowledges and agrees that neither the Agent nor the Lenders would have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent, for the benefit of the Lenders shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Agent, after giving notice to the Borrower pursuant to Section 7.1(c) or (d) or this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

         Section 7.3 Bankruptcy Defaults. When any Event of Default described in subsections (f) or (g) of Section 7.1 has occurred and is continuing with respect to the Borrower, then (i) all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrower, (ii) all obligations of the Agent or any Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate, and (iii) the Borrower shall immediately pay to the Agent (to be held by the Agent pursuant to Section 7.4) the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging and agreeing that neither the Agent nor the Lenders would have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent and the Lenders shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any of the Letters of Credit.

         Section 7.4      Collateral for Undrawn Letters of Credit.

         (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 7.2 or 7.3, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

         (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Collateral Account") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any drawing under any Letter of Credit then or thereafter made by the Agent, and to the payment of the unpaid balance of any Loans and all other due and unpaid Obligations (collectively, the "Collateralized Obligations").

The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Agent, for the benefit of the Lenders, as pledgee hereunder. If and when requested by the Borrower, the Agent shall invest and reinvest funds held in the Collateral Account from time to time in Cash Equivalents specified from time to time by the Borrower, provided that the Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to Collateralized Obligations due and owing from the Borrower to the Lenders. If such funds have been deposited pursuant to Section 7.2 or 7.3, when and if (i) the Borrower shall have made payment of all Collateralized Obligations then due and payable, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and
(iii) no Letters of Credit, Commitments, Loans, Reimbursement Obligations or other Obligations remain outstanding hereunder, the Agent shall repay to the Borrower any remaining amounts held in the Collateral Account.

         Section 7.5 Notice of Default. The Agent shall give notice to the Borrower under Section 7.1(c) and (d) and 7.2 promptly upon being requested to do so by the Majority Lenders and shall thereupon notify all the Lenders thereof.

         Section 7.6 Application of Proceeds. After the occurrence of and during the continuance of an Event of Default, any payment to the Agent hereunder or from the proceeds of any cash collateral shall be applied as the Agent and the Lenders shall elect in their sole discretion.

SECTION 8.        CHANGE IN CIRCUMSTANCES.

         Section 8.1 Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain LIBOR Loans or to give effect to its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower and such Lender's obligations to make, continue or convert Loans into LIBOR Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain LIBOR Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected LIBOR Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected LIBOR Loans from such Lender by means of Base Rate Loans from such Lender that shall not be made ratably by the Lenders but only by such affected Lender.

         Section 8.2 Unavailability of Deposits or Inability to Ascertain LIBOR Rate. If on or before the first day of any Interest Period for any Borrowing of LIBOR Loans the Agent determines (after consultation with other Lenders) that, due to changes in circumstances since the Effective Date, adequate and fair means do not exist for determining the Adjusted LIBOR Rate or such rate will not accurately reflect the cost to the Majority Lenders of funding LIBOR Loans for such Interest Period, the Agent shall give notice of such determination to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower and Lenders that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make, continue or convert Loans into LIBOR Loans shall be suspended.

         Section 8.3      Increased Cost and Reduced Return.

         (a) If, on or after the Effective Date, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office), including the Agent in its capacity as the issuer of Letters of Credit, with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) subjects any Lender of that type (or its Lending Office) to any tax, duty or other charge related to any LIBOR Loan, Letter of Credit or Reimbursement Obligation, or its participation in any thereof, or its obligation to advance or maintain LIBOR Loans, issue Letters of Credit or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its LIBOR Loans, Letters of Credit or participations therein, or any other amounts due under this Agreement related to its LIBOR Loans, Letters of Credit, Reimbursement Obligations or participations therein, or its obligation to make LIBOR Loans, issue Letters of Credit or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

                  (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Lender of that type (or its Lending Office) or imposes on any Lender of that type (or its Lending Office) or on the interbank market any other condition affecting its LIBOR Loans, its Letters of Credit, any Reimbursement Obligation owed to it or its participation in any thereof, or its obligation to advance or maintain LIBOR Loans, issue Letters of Credit or to participate in any thereof;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of advancing or maintaining any LIBOR Loan, issuing or maintaining a Letter of Credit or participation therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) in connection therewith under this Agreement or its Note(s), by an amount deemed by such Lender to be material, then, within fifteen (15) days after demand in reasonable detail by such Lender (with a copy to the Agent), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

         (b) If, after the Effective Date, the Agent or any Lender shall have determined that the adoption after the Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final

Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital adequacy rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital, or on the capital of any corporation controlling such Lender, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand in reasonable detail by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) The Agent and each Lender that determines to seek compensation under this Section 8.3 shall notify the Borrower and, in the case of a Lender other than the Agent, the Agent of the circumstances that entitle the Agent or Lender to such compensation and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to it; provided that, the foregoing shall not in any way affect the rights of any Lender or the obligations of the Borrower under this Section 8.3, and provided further that no Lender shall be obligated to make its LIBOR Loans hereunder at any office located in the United States. A certificate of any Lender claiming compensation under this Section 8.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         Section 8.4 Lending Offices. The Agent and each Lender may, at its option, elect to make its Loans hereunder at the Lending Office for each type of Loan available hereunder or at such other of its branches, offices or Affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent subject to Section 8.3(c).

         Section 8.5 Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each LIBOR Loan through the purchase of deposits in the eurodollar interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 9.        THE AGENT.

         Section 9.1 Appointment and Authorization of Agent. Each Lender hereby appoints Bank One as the Agent under the Credit Documents and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

         Section 9.2 Rights and Powers. The Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any of its Subsidiaries or Affiliates as if it were not the Agent under the Credit Documents. The term Lender as used in all Credit Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Lender. References herein to the Agent Loans, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity as a Lender.

         Section 9.3 Action by Agent. The obligations of the Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action concerning any Default or Event of Default, except as expressly provided in Sections 7.2 and 7.5. Upon the occurrence of an Event of Default, the Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Majority Lenders. Unless and until the Majority Lenders give such direction, the Agent may take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Credit Documents do not require the Agent to take specific action, as applicable, the Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Majority Lenders, or of any other group of Lenders called for under specific provisions of the Credit Documents, shall be binding on all the Lenders and holders of Notes.

         Section 9.4 Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 9.5 Indemnification Provisions. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents (i) with the consent or at the request of the Majority Lenders or all the

Lenders where unanimity is required or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Borrowing; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 4 hereof, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Credit Document or of the Liens provided for by the Security Documents or of any other documents or writing furnished in connection with any Credit Document or of the Collateral; and the Agent makes no representation of any kind or character with respect to any such matters mentioned in this sentence. The Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the existence or worth of any Collateral or the accuracy of any Compliance Certificate or other document or instrument received by it under the Credit Documents. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such owner in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender obtained such information and made such investigations and inquiries regarding the Borrower and its Subsidiaries as it deems important, and based upon such information, investigations and inquiries made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Lender to keep itself informed about the creditworthiness and business properties, assets, liabilities, condition (financial or otherwise) and prospects of the Borrower and its Subsidiaries, the creditworthiness of all account debtors of the Borrower and its Subsidiaries, and the Agent shall have no liability whatsoever to any Lender for such matters. The Agent shall have no duty to disclose to the Lenders information that is not required by any Credit Document to be furnished by the Borrower or any Subsidiaries to the Agent at such time, but is voluntarily furnished to the Agent (either in its capacity as Agent or in its individual capacity).

         Section 9.6 Indemnity. The Lenders shall ratably, in accordance with their Percentages, indemnify and hold the Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it or by any security trustee under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower or out of the proceeds of the Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section 9.6 shall survive termination of this Agreement.

         Section 9.7 Resignation of Agent and Successor Agent. The Agent may resign at any time upon at least thirty (30) days' prior written notice to the Lenders and the Borrower. Upon any such resignation of the Agent, the Majority Lenders, with the consent of the Borrower (which consent shall not be unreasonably withheld) shall have the right to appoint a successor Agent. If no successor Agent, shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent, may, on behalf of the Lenders, appoint a successor Agent, as the case may be, which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent, as the case may be, shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, under the Credit Documents, and the retiring Agent, shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

SECTION 10.               MISCELLANEOUS.

         Section 10.1 No Waiver of Rights. No delay or failure on the part of the Agent or any of the Lenders, or on the part of the holder or holders of the Notes, in the exercise of any power, right or remedy under any Credit Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power, right or remedy. To the fullest extent permitted by applicable law, the powers, rights and remedies under the Credit Documents of the Lenders and the holder or holders of the Notes are cumulative to, and not exclusive of, any rights or remedies any of them would otherwise have.

         Section 10.2 Non-Business Day. If any payment of principal or interest on any Loan, Reimbursement Obligation or of any other Obligation or Agent Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, for such Loan, such Reimbursement Obligation or such other Obligation or Agent Obligation bears for the period prior to maturity shall continue to accrue in the manner set forth herein on such Obligation from the stated due date thereof to and including the next succeeding Business Day on which the same shall be payable.

         Section 10.3 Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable with respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and regardless whether any credit is then in use or available hereunder.

         Section 10.4 Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as the Borrower has any Obligation hereunder or any Commitment hereunder is in effect.

         Section 10.5 Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Agent and the Lenders of amounts sufficient to protect the yield of the Lenders or the Agent with respect to the Loans shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations for a period of one (1) year.

         Section 10.6 Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Default or Event of Default, the Agent and each of the Lenders and each subsequent holder of any of the Notes is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower, to any Subsidiary of the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time held or owing by the Agent or the Lenders or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the obligations and liabilities of the Borrower to the Agent or the Lenders or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not (i) the Agent or any of the Lenders or that subsequent holder shall have made any demand hereunder or (ii) the principal of or the interest on the Loans, the Notes and other amounts due hereunder shall have become due and payable hereunder and although said obligations and liabilities, or any of them, may be contingent or unmatured. The Agent and the Lenders agree, if there shall be any other Lenders pursuant to Section 10.10(b), that if a Lender receives and retains any payment, whether by setoff or application of deposit balances or otherwise, on any of the Loans or L/C Obligations in excess of its ratable share of payments on all such Obligations then owed to the Lenders hereunder, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or L/C Obligations, or participations therein, held by such Lender (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, with interest pro rata, to the extent the purchasing Lender is required to pay interest on the amount restored.

         Section 10.7 Notices. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including cable, telecopy or telex) and shall be given to a party hereunder at its address, telecopier number or telex numbers set forth below or such other address, telecopier number or telex as such party may hereafter specify by notice to the Lenders or the Borrower, as applicable, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents shall be addressed to the Agent and the Lenders as set forth on the signature pages hereto and to the Borrower as follows:

                  PalEx, Inc.
                  240 East Main Street
                  Bartow, Florida  33830
                  Attention:  Mr. Casey A. Fletcher
                  Telephone:  (941) 533-1147
                  Fax No.:    (941) 519-9259

                  with a copy to

                  PalEx, Inc.
                  6829 Flintlock Road
                  Houston, Texas  77040
                  Attention:  Mr. Edward Rhyne
                  Telephone:  (713) 332-6145
                  Fax No.:    (713) 332-6146

         Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 10.7 and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section 10.7 and the answer back is received by sender, (iii) if given by courier, when delivered,
(iv) if given by mail, five (5) days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or
(v) if given by any other means, when delivered at the addresses specified in this Section 10.7; provided that any notice given pursuant to Section 2 shall be effective only upon receipt and, provided further, that any notice that but for this provision would be effective after the close of business on a Business Day or on a day that is not a Business Day shall be effective at the opening of business on the next Business Day.

         Section 10.8 Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same Agreement.

         Section 10.9 Successors and Assigns. This Agreement shall be binding upon the Borrower, the Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns, including any subsequent holder of the Notes. The Borrower may not assign any of its rights or obligations under any Credit Document without the consent of the Agent and all of the Lenders.

         Section 10.10 Sales and Transfers of Borrowings and Notes; Participations in Borrowings and Notes.

         (a) Any Lender may at any time sell to one or more banks ("Participants"), participating interests in any Borrowing owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder, provided that no Lender may sell any participating interests in any such Borrowing, Note, Commitment or other interest hereunder without also selling to such Participant the appropriate pro rata share of its Borrowings, Notes, Commitments and other interests hereunder, and provided further that no Lender shall transfer, grant or assign any participation under which the Participant shall have rights to vote upon or consent to any matter to be decided by the Lender or the Majority Lenders hereunder or under any Credit Document or approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) increase the amount of such Lender's Commitment and such increase would affect such Participant, (ii) reduce the principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder and such reduction would affect such Participant, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder, or (iv) release any Collateral for any Obligation (including, without limitation, any Subsidiary Guaranty, any Stock Pledge Agreement, any Security Agreement or Mortgage), except as otherwise specifically provided in any Credit Document. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 10.6. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.12 and 8.3 with respect to its participation in the Commitments and the Borrowings outstanding from time to time, provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred.

         (b) Any Lender may at any time sell to any Lender or any Affiliate thereof, and, with the consent of the Agent and the Borrower (which shall not be unreasonably withheld or delayed), to one or more banks or other financial institutions (a "Purchasing Lender"), all or any part of its rights and obligations under this Agreement and the Notes, pursuant to an Assignment Agreement in the form attached as Exhibit 10.10 hereto, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender which is not then a Lender or an Affiliate thereof, by the Borrower and the Agent) and delivered to the Agent; provided that, each such sale to a Purchasing Lender shall be in an amount of $5,000,000 or more, or if in a lesser amount, such sale shall be of all of the Lender's rights and obligations under this Agreement and all of the Notes payable to it to one eligible assignee. Notwithstanding the above, any Lender may sell to one or more eligible assignees all or any part of their rights and obligations under this Agreement and the Notes with only the consent of the Agent (which shall not be unreasonably withheld) if an Event of Default shall have occurred and be continuing. No Lender may sell any Loans to a Purchasing Lender without also selling to such Purchasing Lender the appropriate pro rata share of its Borrowings, Notes, Commitments and other interests hereunder, including participations in Letters of Credit hereunder. Upon such execution, delivery, acceptance and recording, from and after the effective date of the transfer determined pursuant to such Assignment Agreement (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitments and Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Credit Documents. On or prior to the effective date of the transfer determined pursuant to such Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for any surrendered Notes, new Notes as appropriate to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment Agreement, and, if the transferor Lender has retained a Commitment or Borrowing hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitments or Borrowings retained by it hereunder. Such new Notes shall be dated the Initial Borrowing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "canceled."

         (c) Upon its receipt of an Assignment Agreement executed by a transferor Lender, a Purchasing Lender and the Agent (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower), together with payment to the Agent hereunder of a registration and processing fee of $3,500 (unless the transfer is from a Lender to an Affiliate of such Lender), the Agent shall (i) promptly accept such Assignment Agreement, and (ii) on the effective date of the transfer determined pursuant thereto give notice of such acceptance and recordation to the Lenders and the Borrower.

         (d) The provisions of the foregoing clauses (b) and (c) shall not apply to or restrict, or require the consent of or any notice to any Person to effectuate, the pledge or assignment by any Lender of its rights under this Agreement and its Notes to any Federal Reserve Bank.

         (e) If, pursuant to this Section 10.10 any interest in this Agreement or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loans or the L/C Obligations, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments dully executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         Section 10.11 Amendments. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Majority Lenders (in the case of a consent or waiver, the Borrower may rely on the consent or waiver of the Agent on behalf of the Majority Lenders, the Agent agreeing to obtain the necessary consents or waivers from the Majority Lenders before providing such consent or waiver), and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

                  (i) no amendment or waiver shall (A) increase the Commitment Amount without the consent of all Lenders or increase any Commitment of any Lender without the consent of such Lender, (B) postpone the Maturity Date without the consent of all Lenders or reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan, Reimbursement Obligation or of any fee or any other amounts payable hereunder without the consent of each Lender owed such Obligation or (C) release any Collateral or any Subsidiary Guaranty without the consent of all the Lenders and the Agent; and

                  (ii) no amendment or waiver shall, unless signed by each Lender, change the provisions of this Section 10.11 or the definition of Majority Lenders or affect the number of Lenders required to take any action under any other provision of the Credit Documents.

         Section 10.12 Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

         Section 10.13 Legal Fees, Other Costs and Indemnification. Subject to the limitations set forth in Section 4.1(a)(v), the Borrower, upon demand by the Agent or any of the Lenders, agrees to pay the reasonable fees and disbursements of legal counsel to Agent or any Lender in connection with the preparation and execution of the Credit Documents, any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated, any Default or Event of Default by the Borrower hereunder and any enforcement (including, without limitation, all workout and bankruptcy proceedings) of any of the Credit Documents or collection of any Obligations; provided that the Borrower shall only have to pay the reasonable fees and disbursements of one law firm in connection therewith unless the Agent, any Lender or their counsel is of the reasonable opinion that representation by one law firm would not be feasible or that a conflict of interest would exist. The Borrower further agrees to indemnify the Agent and each Lender and its respective directors, officers, shareholders, employees and attorneys (collectively, the "Indemnified Parties"), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and other reasonable expenses of litigation or preparation therefor, whether or not the Indemnified Party is a party thereto) which any of them may pay or incur arising out of or relating to (a) any Credit Document, the Loans, the Letters of Credit or the application or proposed application by the Borrower of the proceeds of any Loan, REGARDLESS OF WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART UPON THE ALLEGED SIMPLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR ATTORNEYS, (b) any investigation of any third party or any governmental authority involving the Agent or any Lender and related to any use made or proposed to be made by the Borrower of the proceeds of the Borrowings, or any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Borrowing, and (c) any investigation of any third party or any governmental authority, litigation or proceeding, related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the presence of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental
Law) with respect to the Borrower or any of its Subsidiaries, regardless of whether caused by, or within the control of, the Borrower or any of its Subsidiaries; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of (i) such Indemnified Party's gross negligence or willful misconduct, (ii) the Agent's failure to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law, or (iii) the Agent's or any Lender's breach of any material provision of any Credit Document. The Borrower, upon demand by the Indemnified Party at any time, shall reimburse the Indemnified Party for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is excluded from indemnification pursuant to the provisions of the foregoing sentence.

         Section 10.14 Governing Law; Arbitration; Submission to Jurisdiction; Waiver of Jury Trial.

         (a) The Credit Agreement, and the other Credit Documents, and the rights and duties of the parties thereto, shall be construed in accordance with and governed by the internal laws of the State of Texas.

         (b) THE AGENT, EACH LENDER AND THE BORROWER HEREBY WAIVES ITS RIGHT TO RESOLVE DISPUTES, CLAIMS, AND CONTROVERSIES ARISING FROM THE CREDIT AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY MATTER IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, CONTRACT DISPUTES AND TORT CLAIMS, THROUGH ANY COURT PROCEEDING OR LITIGATION AND ACKNOWLEDGES THAT ALL SUCH DISPUTES, CLAIMS AND CONTROVERSIES SHALL BE RESOLVED PURSUANT TO THIS SECTION, EXCEPT THAT EQUITABLE RELIEF AND CERTAIN OTHER RIGHTS AND REMEDIES SET FORTH BELOW MAY BE SOUGHT FROM ANY COURT OF COMPETENT JURISDICTION. EACH PARTY REPRESENTS TO THE OTHER PARTIES THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH AND UPON ADVICE OF ITS COUNSEL AND IS A MATERIAL PART OF THIS AGREEMENT. ALL SUCH DISPUTES, CLAIMS AND CONTROVERSIES SHALL BE RESOLVED BY BINDING ARBITRATION PURSUANT TO THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in Houston, Texas or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of any party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The federal arbitration act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

         (c) To the fullest extent permitted by applicable law, each party hereto agrees that any court proceeding or litigation permitted by Section 10.14(b) may be brought and maintained in the courts of the State of Texas sitting in Harris County or the United States District Court for the Southern District of Texas. To the fullest extent permitted by applicable law, the Borrower hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of Texas and the United States District Court for the Southern District of Texas for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation. To the fullest extent permitted by applicable law, the Borrower further irrevocably consents to the service of process, by registered mail, postage prepaid, or by personal service within or without the state of Texas. To the fullest extent permitted by applicable law, the Borrower hereby expressly and irrevocably waives any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives to the fullest extent permitted by applicable law, such immunity in respect of its obligations under the Credit Agreement and the other Credit Documents.

         (d) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY (BY ITS ACCEPTANCE HEREOF) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING PERMITTED BY SECTION 10.14(B) AND WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THE CREDIT AGREEMENT, ANY OTHER CREDIT DOCUMENT, ANY OTHER RELATED DOCUMENT OR ANY RELATIONSHIP BETWEEN THE AGENT, ANY LENDER, THE BORROWER AND/OR ANY GUARANTOR, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR DISPUTE SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDERS TO PROVIDE THE LOANS AND THE LETTERS OF CREDIT.

         Section 10.15 Confidentiality. The Agent and each Lender agrees it will not disclose without the Borrower's consent (other than to its employees, auditors, counsel or other professional advisors or to its Affiliates) any information concerning the Borrower or any of its Subsidiaries furnished pursuant to any of the Credit Documents; provided that the Agent and any Lender may disclose any such information (i) that has become generally available to the public other than through the Agent or the Lenders or that was previously known to the Agent or such Lender or comes from a source other than the Borrower or any of its Subsidiaries, (ii) if required or appropriate in any examination or audit or any report, statement or testimony submitted to any federal or state regulatory body having or claiming to have jurisdiction over the Agent or such Lender, (iii) if required or appropriate in response to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to Agent or such Lender, (v) to any prospective or actual permitted transferee in connection with any contemplated or actual permitted transfer of any interest in the Note by such Lender, and
(vi) in connection with the exercise of any remedies by the Agent or any Lender; provided that such actual or prospective transferee executes an agreement with the applicable Lender containing provisions substantially identical to those contained in this Section 10.15 prior to such transferee's receipt of any such information.

         Section 10.16 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 10.17 Change in Accounting Principles or Tax Laws. If (i) any change in accounting principles from those used in the preparation of the financial statements of the Borrower referred to in Section 5.9 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) and such change materially affects the calculation of any component of any financial covenant, standard or term found in this Agreement, or (ii) there is a material change in federal or foreign tax laws which materially affects the Borrower's ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrower, the Agent and the Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' consolidated financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

         Section 10.18 Loans Under Prior Credit Agreement. On the Initial Borrowing Date:

                  (a) The Borrower shall pay all accrued and unpaid commitment fees outstanding under the Prior Credit Agreement;

                  (b) each Revolving Loan under the Prior Credit Agreement shall be deemed to be repaid with the proceeds of a new LIBOR Loan(s) and each Agent Loan under the Prior Credit Agreement shall be deemed to be repaid with the proceeds of a new Base Rate Loan and the Borrower shall pay all breakage fees in connection therewith as required under the Prior Credit Agreement;

                  (c) each Letter of Credit outstanding under the Prior Credit Agreement shall be deemed to have been issued under this Agreement without payment of any further fronting fee (but subject to the other fees set forth in Section 3.1(b));

                  (d) the Prior Credit Agreement and the commitments thereunder shall be superseded by this Agreement and the commitments under the Prior Credit Agreement shall terminate; and

                  (e) the commitment of The Sumitomo Bank, Limited under the Prior Credit Agreement shall permanently terminate.

         Section 10.19 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Agent and each Lender has signed and delivered to the Agent a counterparty signature page hereto or, in the case of a Lender, the Agent has received telex or facsimile notice that such a counterpart has been signed and mailed to the Agent.

         Section 10.20 Notice. The Credit Documents constitute the entire understanding among the Borrower, the Agent and the Lenders and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER CREDIT DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                       BORROWER:

                                       PALEX, INC.


                                       By:  /s/ Edward Rhyne
                                          ---------------------------------
                                       Name:  Edward Rhyne
                                       Title: Vice President



                                       RIDGE PALLETS, INC.


                                       By:  /s/ Edward Rhyne
                                          --------------------------------
                                       Name:  Edward Rhyne
                                       Title: Vice President

                               LENDER'S CONSENT

         The Lenders hereby consent to Borrower's non-compliance with the requirements of Section 6.21 for the quarter ending June 27, 1999. This consent is expressly limited to the covenant expressly enumerated herein for the period ending June 27, 1999 and shall not constitute a consent to or waiver of any other breach of the terms of the Credit Agreement and shall not constitute the consent to or waiver of non-compliance with the provisions of Sections 6.21 at the end of any subsequent fiscal period.

                                       LENDERS:
                                       -------

Percentage of Commitment               BANK ONE, TEXAS, National Association,
Date: 44.6666666666%                   as Administrative Agent and as a Lender

                                       By:  /s/ Kathy Turner
                                           ---------------------------------
                                       Name:  Kathy Turner
                                       Title:  Director
Address for Notices:

Bank One, Texas, NA
P.O. Box 2629
Houston, TX  77252-2629
Attention: Barry Kelly
Telephone No.:  (713) 751-3831
Fax No.:  (713) 751-6199
Telex No.:  6734165
Answerback:  BONE DAL


Payment Instructions:
Name of Credit Bank:           Bank One, Texas, NA
City, State:                   Houston, Texas
Method of Payment:             ABA #111000614
For Credit To:                 Bank One, Texas, NA
Account No.:                   0749905618
Reference:                     PalEx, Inc.
Attention:                     Violet Nolton


Lending Office:
Bank One, Texas, NA
910 Travis
Houston, TX  77002
Attention: Barry Kelly
Telephone No.:  (713) 751-3831
Fax No.: (713) 751-6199

Percentage of Commitment               NATIONAL CITY BANK, as Lender
Date:  16.6666666667%

                                       By:  /s/ Michael J. Durbin
                                           ----------------------------------
                                       Name:  Michael J. Durbin
                                       Title: Vice President
Address for Notices:
-------------------

National City Bank
155 E. Broad Street
Columbus, Ohio  43251-0034
Attention:  Michael J. Durbin
Telephone No.:  (614) 463-8844
Fax No.:  (614) 463-8572
Telex:   N/A
Answerback:       N/A

Payment Instructions:
--------------------
Name of Credit Bank:           National City Bank
City, State:                   Cleveland, Ohio
Method of Payment:             ABA #041000124
For Credit To:                 Columbus Commercial Loan Operations
Account No.:                   151804
Reference:                     PalEx, Inc.
Attention:                     Debbie Smithers (614) 463-7227


Lending Office:
--------------
National City Bank
155 E. Broad Street
Columbus, Ohio  43251-0034
Attention: Michael J. Durbin
Telephone No.:  (614) 463-8844
Fax No.: (614) 463-8572

Percentage of Commitment                WELLS FARGO BANK, as Lender
Date: 16.6666666667%

                                        By:  /s/ Seth D. Moldoff
                                            ------------------------------
                                        Name:  Seth D. Moldoff
                                        Title: Vice President

Address for Notices:
-------------------

Wells Fargo Bank
111 Sutter Street, 11th Floor
San Francisco, CA 94101
Attention: Seth D. Moldoff
Telephone No.:  (415) 396-6965
Fax No.:  (415) 398-7572
Telex No.:  __________________
Answerback:  _________________


Payment Instructions:
--------------------

Name of Credit Bank:           Wells Fargo Bank
City, State:                   San Francisco, California
Method of Payment:             ABA #121000248
For Credit To:                 LAG Operations Admin
Account No.:                   2714507209
Reference:                     PalEx, Inc., Obligor #4717910047, Obligation #18
Loan Adjustment Group #6147


Lending Office:
--------------

Wells Fargo Bank
111 Sutter Street, 11th Floor
San Francisco, CA 94101
Attention: Seth D. Moldoff
Telephone No.:  (415) 396-6965
Fax No.:  (415) 398-7572
Telex No.:  __________________
Answerback:  _________________

Percentage of Commitment               COMERICA BANK, as Lender
Date: 12.00%

                                       By:  /s/ Mark B. Grover
                                           ------------------------------
                                       Name: Mark B. Grover
                                       Title:   Vice President
Address for Notices:

4100 Spring Valley Rd., Suite 900
Dallas, TX  75244
Attention: Mark B. Grover
Telephone No.:  (214) 818-2545
Fax No.:  (214) 818-2550
Telex No.:  N/A
Answerback:  N/A


Payment Instructions:
Name of Credit Bank:           Comerica Bank
City, State:                   Detroit, Michigan
Method of Payment:             ABA #072000096
For Credit To:                 Commercial Loan Servicing
Account No.:                   21585-90010
Reference:                     PalEx, Inc. #6539608203


Lending Office:
Comerica Bank
P.O. Box 75000
Detroit, Michigan  48275-5130
Attention: Regina McGuire
Telephone No.:  (702) 791-4804
Fax No.: (702) 791-2371

Percentage of Commitment             PARIBAS, as Lender
Date: 10.00%

                                     By: /s/ Larry Robinson
                                        -----------------------------
                                     Name: Larry Robinson   Scott Clingan
                                     Title:   Vice President   Director


                                     By: /s/ Scott Clingan
                                        -----------------------------
                                     Name:  Scott Clingan
                                     Title: Director

Address for Notices:

Paribas
1200 Smith St., Suite 3100
Houston, Texas  77002
Attention: Larry F. Robinson
Telephone No.:  (713) 659-4811
Fax No.:  (713) 659-5234
Telex No.:  166514 or 166343
Answerback:  PARIBAS HOU E

with copies to:
Paribas, New York
787 Seventh Avenue
New York, NY  10019
Attn:  Tim Deason - Legal Dept.
Telephone No.:  (212) 841-2063
Fax No.: (212) 841-2599


Payment Instructions:
Name of Credit Bank:           Bankers Trust Company
City, State:                   New York, NY
Method of Payment:             ABA #021001033
For Credit To:                 For Account 04202195 - Paribas, New York
Account No.:                   For Further Credit to A/C #2144-001545 Paribas,
                                 Houston Agency
Reference:                     PalEx, Inc.
Attention:                     Leah Evans-Hughes


Lending Office:
Paribas
1200 Smith St., Suite 3100
Houston, Texas  77002
Telephone No.:  (713) 659-4811
Fax No.: (713) 659-5305

                                 EXHIBIT 2.2A

                           FORM OF BORROWING REQUEST


                      No Change From Exhibit Attached to
                 Amended and Restated Secured Credit Agreement
                            dated September 3, 1998

                                 EXHIBIT 2.2B

                              FORM OF APPLICATION

                      No Change From Exhibit Attached to
                 Amended and Restated Secured Credit Agreement
                            dated September 3, 1998

                                 EXHIBIT 2.11

                                 FORM OF NOTE

                      No Change From Exhibit Attached to
                 Amended and Restated Secured Credit Agreement
                            dated September 3, 1998

                                 EXHIBIT 4.1A

                          FORM OF SUBSIDIARY GUARANTY

                      No Change From Exhibit Attached to
                 Amended and Restated Secured Credit Agreement
                            dated September 3, 1998

                                 EXHIBIT 4.1B

                        FORM OF STOCK PLEDGE AGREEMENT

                      No Change From Exhibit Attached to
                 Amended and Restated Secured Credit Agreement
                            dated September 3, 1998

                                 EXHIBIT 4.1C

                    FORM OF FINANCIAL CONDITION CERTIFICATE

                      No Change From Exhibit Attached to
                 Amended and Restated Secured Credit Agreement
                            dated September 3, 1998

                                 EXHIBIT 4.1D

              FORM OF SECURITY AGREEMENT AND FINANCING STATEMENT

                      No Change From Exhibit Attached to
       Second Amendment to Amended and Restated Secured Credit Agreement
                            dated December 28, 1998

                                  EXHIBIT 6.6

                        FORM OF COMPLIANCE CERTIFICATE

                      No Change From Exhibit Attached to
                 Amended and Restated Secured Credit Agreement
                            dated September 3, 1998

                                 EXHIBIT 10.10

                         FORM OF ASSIGNMENT AGREEMENT

                      No Change From Exhibit Attached to
                 Amended and Restated Secured Credit Agreement
                            dated September 3, 1998

                                 SCHEDULE 5.1

                             LIST OF SUBSIDIARIES


1.           Acme Barrel Company, Inc., an Illinois corporation
2.           Atlas Container Company, Inc., a Delaware corporation
3.           Bay Area Pallet Company, a California corporation
4.           Black River Forest Products, Inc., a Wisconsin corporation
5.           Charlotte Steel Drum Corporation, a Delaware corporation
6.           Consolidated Container Corporation, a Minnesota corporation
7. Container Services Company NW, Inc., f/k/a Container Services Company NW Acquisitions, Inc., a Delaware corporation
8. Container Services Company SW, Inc., f/k/a Container Services Company SW Acquisitions, Inc., a Delaware corporation
9.           Container Resources Corporation, a Minnesota corporation
10.          Duckert Pallet Co., Inc., a Wisconsin corporation
11.          Drum Service Co. of Florida, a Florida corporation
12.          Environmental Recylers of Colorado Inc.
13.          Gilbert Lumber Incorporated, an Ohio corporation
14.          Isaacson Lumber Co.
15.          Interstate Pallet Co., Inc., a Virginia corporation
16.          NLD, Inc., a Delaware corporation
17.          NLP Transport, Inc., a Delaware corporation
18.          New London Pallet, Inc., a Wisconsin corporation
19.          PalEx-Texas, L.P., a Texas limited partnership
20.          PalEx-Texas, Inc., a Texas corporation
21.          Ridge Pallets, Inc., a Florida corporation
22. Sheffield Lumber and Pallet Company, Inc., a North Carolina corporation
23.          Shipshewana Pallet Co., Inc., a Delaware corporation
24.          Sonoma Pacific Company, a California corporation
25.          Southern Pallet, Inc., a Delaware corporation
26.          Southern Steel Drums, Inc., a Florida corporation
27.          Valley Crating and Packaging, Inc., a Delaware corporation
28.          Western Container Limited Liability Company (a Wyoming L.L.C.
             owned by Acme Barrel Company, Inc. and Environmental Recyclers of Colorado, Inc.)

                                 SCHEDULE 5.4

                              LIST OF LITIGATION

Any matters disclosed in the Borrower's SEC filings.

                                 SCHEDULE 5.20

                    LIST OF EXISTING LIENS AND INDEBTEDNESS


1. Financing Statements filed in connection with equipment leases entered into in the ordinary course of business.

2. Financing Statement No. 9605167011 from Interstate Pallet Co., Inc., as Debtor, to Alpine Engineered Products, Inc., as Secured Party, covering a pallet dismantler #331-058 filed with the Virginia Secretary of State.

3. Right of Reverter reserved by New Boston Special Industrial Development Corporation in Warranty Deed recorded in Volume 1999, Page 243 of the Bowie County, Texas Real Property Records.

4.       $600,000 Industrial Development Bond.

5.       Ridge Pallets Letter of Credit issued by Bank One.

6. $325,000 letter of credit securing workers' compensation obligations issued by Bank One.

7.       $50,000 letter of credit securing lease obligation issued by Bank One.

8.       Capital leases of equipment.

9.       Indebtedness under existing credit facility.

10. $2,243,000 subordinated debt issued by Container Services Company SW, Inc. and Container Services Company NW, Inc.

11. $10,095,000 subordinated convertible notes issued to sellers in connection with Acquisitions.

12. $1,420,000 promissory note issued by ESOP of Acme Barrel Company, Inc. backed by letter of credit issued by Bank One.

                                 SCHEDULE 6.13

                   LIST OF PERMITTED LIENS AND INDEBTEDNESS

1. Financing Statement No. 9605167011 from Interstate Pallet Co., Inc., as Debtor, to Alpine Engineered Products, Inc., as Secured Party, covering a pallet dismantler #331-058 filed with the Virginia Secretary of State.

2. Right of Reverter reserved by New Boston Special Industrial Development Corporation in Warranty Deed recorded in Volume 1999, Page 243 of the Bowie County, Texas Real Property Records.

3.       $600,000 Industrial Development Bond.

4. $2,243,000 subordinated debt issued by Container Services Company SW, Inc. and Container Services Company NW, Inc.

5. $1,420,000 promissory note issued by ESOP of Acme Barrel Company, Inc. backed by letter of credit issued by Bank One.

                          CONSENT AND ACKNOWLEDGMENT

         Each of the undersigned Guarantors, by its signature hereto, acknowledges and agrees to the terms and conditions of that certain Fourth Amendment dated as of June 27, 1999 to Amend and Restate the Amended and Restated Secured Credit Agreement dated September 3, 1998 (the "Amendment"), by and between Palex, Inc., a Delaware corporation (the "Borrower"), Ridge Pallets, Inc., a Florida corporation, Bank One, Texas, National Association, National City Bank, Wells Fargo Bank, Comerica Bank, Paribas and the other lenders from time to time parties hereto (collectively, the "Lenders"). Each of the undersigned acknowledges and reaffirms its obligations under its Guaranty (collectively, the "Guaranties") and its Security Agreement and Financing Statement (collectively the "Security Agreements"), and agrees that the Guaranties shall remain in full force and effect. Although the undersigned Guarantors have been informed by the Borrower of the matters set forth in the Amendment, and the undersigned have acknowledged and agreed to same, the undersigned understand and agree that neither the Agent nor the Lenders have any duty to notify the Guarantors or to seek any of the Guarantors acknowledgment or agreement, and nothing contained herein shall create such a duty as to any transactions hereafter.

         Dated as of June 27, 1999.

                               ACME BARREL COMPANY, INC.
                               ATLAS CONTAINER COMPANY, INC.
                               CHARLOTTE STEEL DRUM CORPORATION
                               CONTAINER SERVICES COMPANY NW, INC.
                               CONSOLIDATED CONTAINER CORPORATION
                               CONTAINER SERVICES COMPANY SW, INC.
                               DRUM SERVICE CO. OF FLORIDA
                               ENVIRONMENTAL RECYCLERS OF COLORADO, INC.
                               MCCOOK DRUM & BARREL CO., INC.
                               PALEX CONTAINER SYSTEMS, INC.
                               SOUTHERN STEEL DRUMS, INC.
                               WESTERN CONTAINER LIMITED LIABILITY COMPANY



                                      By:  /s/ Calvin Lee
                                         ----------------------------------
                                      Name:  Calvin Lee
                                      Title: Vice President

                          CONSENT AND ACKNOWLEDGMENT

         Each of the undersigned Guarantors, by its signature hereto, acknowledges and agrees to the terms and conditions of that certain Fourth Amendment dated as of June 27, 1999 to Amend and Restate the Amended and Restated Secured Credit Agreement dated September 3, 1998 (the "Amendment") by and between Palex, Inc., a Delaware corporation (the "Borrower"), Ridge Pallets, Inc., a Florida corporation, Bank One, Texas, National Association, National City Bank, Wells Fargo Bank, Comerica Bank, Paribas and the other lenders from time to time parties hereto (collectively, the "Lenders"). Each of the undersigned acknowledges and reaffirms its obligations under its Guaranty (collectively, the "Guaranties") and its Security Agreement and Financing Statement (collectively the "Security Agreements"), and agrees that the Guaranties shall remain in full force and effect. Although the undersigned Guarantors have been informed by the Borrower of the matters set forth in the Amendment, and the undersigned have acknowledged and agreed to same, the undersigned understand and agree that neither the Agent nor the Lenders have any duty to notify the Guarantors or to seek any of the Guarantors acknowledgment or agreement, and nothing contained herein shall create such a duty as to any transactions hereafter.

         Dated as of June 27, 1999.

                               BAY AREA PALLET COMPANY
                               DUCKERT PALLET CO., INC.
                               GILBERT LUMBER INCORPORATED
                               INTERSTATE PALLET CO., INC.
                               ISAACSON LUMBER CO.
                               NLD, INC.
                               NLP TRANSPORT, INC.
                               NEW LONDON PALLET, INC.
                               PALLET OUTLET COMPANY, INC.
                               RIDGE PALLETS, INC.
                               SHEFFIELD LUMBER AND PALLET COMPANY, INC.
                               SHIPSHEWANA PALLET CO., INC.
                               SONOMA PACIFIC COMPANY
                               SOUTHERN PALLET, INC.
                               VALLEY CRATING AND PACKAGING, INC.


                                     By:  /s/ Edward Rhyne
                                         --------------------------------
                                     Name:   Edward Rhyne
                                     Title:  Vice President



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